                      LOAN AGREEMENT

                          AMONG

                     NATIONSBANK, N.A.
                         AS LENDER

                            AND

                    FALCON PRODUCTS, INC.
         AND ITS SUBSIDIARIES, AS IDENTIFIED HEREIN
                        AS BORROWER









                 Effective April 22, 1998

                         Table of Contents

1.   Effective Date.. . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Definitions and Rules of Construction. . . . . . . . . . . . . . 1
     2.1.  Listed Definitions.. . . . . . . . . . . . . . . . . . . . 1
     2.2.  Other Definitions. . . . . . . . . . . . . . . . . . . . . 1
     2.3.  References to Borrower.. . . . . . . . . . . . . . . . . . 1
     2.4.  Accounting Terms.. . . . . . . . . . . . . . . . . . . . . 1
     2.5.  Meaning of Satisfactory. . . . . . . . . . . . . . . . . . 1
     2.6.  Computation of Time Periods. . . . . . . . . . . . . . . . 2
     2.7.  Certificates of Borrower and Borrowing Officer, Advance
           Requests--Appointment of Falcon Products, Inc. . . . . . . 2
     2.8.  General. . . . . . . . . . . . . . . . . . . . . . . . . . 2

3.   Lender's Commitment. . . . . . . . . . . . . . . . . . . . . . . 2
     3.1.  Revolving Loan Commitment. . . . . . . . . . . . . . . . . 2
           3.1.1.  Aggregate Amount; Reductions.. . . . . . . . . . . 2
           3.1.2.  Limitation on Revolving Loan Advances. . . . . . . 3
           3.1.3.  Revolving Note.. . . . . . . . . . . . . . . . . . 3

4.   Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     4.1.  Interest on Loans; Interest Periods for Eurodollar
           Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     4.2.  Increments.. . . . . . . . . . . . . . . . . . . . . . . . 4
     4.3.  Conversion of Loans. . . . . . . . . . . . . . . . . . . . 4
     4.4.  Time of Accrual. . . . . . . . . . . . . . . . . . . . . . 5
     4.5.  Computation. . . . . . . . . . . . . . . . . . . . . . . . 5
     4.6.  Rate After Maturity. . . . . . . . . . . . . . . . . . . . 5

5.   Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.1.  Scheduled Payments on Revolving Loan.. . . . . . . . . . . 5
           5.1.1.  Interest.. . . . . . . . . . . . . . . . . . . . . 5
           5.1.2.  Principal. . . . . . . . . . . . . . . . . . . . . 6
     5.2.  Prepayments. . . . . . . . . . . . . . . . . . . . . . . . 6
           5.2.1.  Mandatory Prepayments When Over-Advances Exist . . 6
     5.3.  Manner of Payments and Timing of Application of
           Payments.. . . . . . . . . . . . . . . . . . . . . . . . . 6
           5.3.1.  Payment Requirement. . . . . . . . . . . . . . . . 6
     5.4.  Application of Payments and Proceeds.. . . . . . . . . . . 6
           5.4.1.  Interest Calculation.. . . . . . . . . . . . . . . 6
     5.5.  Voluntary Prepayments. . . . . . . . . . . . . . . . . . . 6
     5.6.  Returned Instruments.. . . . . . . . . . . . . . . . . . . 7
     5.7.  Compelled Return of Payments or Proceeds.. . . . . . . . . 7
     5.8.  Due Dates Not on Business Days.. . . . . . . . . . . . . . 7

6.   Procedure for Obtaining Advances.. . . . . . . . . . . . . . . . 7

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     6.1.  Initial Advances.. . . . . . . . . . . . . . . . . . . . . 7
     6.2.  Subsequent Revolving Loan Advances.. . . . . . . . . . . . 7
           6.2.1.    Borrower Requests. . . . . . . . . . . . . . . . 7
           6.2.2.    Lender's Right to Make Other Revolving Loan
                     Advances.. . . . . . . . . . . . . . . . . . . . 7
                 6.2.2.1.  Payment of Loan Obligations. . . . . . . . 7
                 6.2.2.2.  Payments to Other Creditors. . . . . . . . 8
     6.3.  Disbursement.. . . . . . . . . . . . . . . . . . . . . . . 8
     6.4.  Restrictions on Advances.. . . . . . . . . . . . . . . . . 8
     6.5.  Restriction on Number of Eurodollar Loans. . . . . . . . . 8
     6.6.  Each Advance Request Certification.. . . . . . . . . . . . 8
     6.7.  Requirements for Every Advance Request.. . . . . . . . . . 8
     6.8.  Exoneration of Lender. . . . . . . . . . . . . . . . . . . 9
     6.9.  Suspension of Obligation to Make Eurodollar
           Advances.. . . . . . . . . . . . . . . . . . . . . . . . . 9

7.   Power of Attorney.  Each . . . . . . . . . . . . . . . . . . . . 9

8.   Conditions of Lending. . . . . . . . . . . . . . . . . . . . . . 9
     8.1.  Conditions to Initial Advance. . . . . . . . . . . . . . . 9
           8.1.1.    Listed Documents and Other Items.. . . . . . . .10
           8.1.2.    Financial Condition. . . . . . . . . . . . . . .10
           8.1.3.    Default. . . . . . . . . . . . . . . . . . . . .10
           8.1.4.    Representations and Warranties.. . . . . . . . .10
           8.1.5.    Material Adverse Change. . . . . . . . . . . . .10
           8.1.6.    Environmental. . . . . . . . . . . . . . . . . .10
           8.1.7.    Pending Material Proceedings.. . . . . . . . . .10
           8.1.8.    Payment of Fees. . . . . . . . . . . . . . . . .10
           8.1.9.    Other Items. . . . . . . . . . . . . . . . . . .10
     8.2.  Conditions to Subsequent Advances. . . . . . . . . . . . .10
           8.2.1.     General Conditions. . . . . . . . . . . . . . .10
           8.2.2.     Representations and Warranties. . . . . . . . .11
           8.2.3.     Default.. . . . . . . . . . . . . . . . . . . .11

9.   Representations and Warranties.. . . . . . . . . . . . . . . . .11
     9.1.  Organization and Existence.. . . . . . . . . . . . . . . .11
     9.2.  Authorization. . . . . . . . . . . . . . . . . . . . . . .11
     9.3.  Due Execution. . . . . . . . . . . . . . . . . . . . . . .11
     9.4.  Enforceability of Obligations. . . . . . . . . . . . . . .11
     9.5.  Burdensome Obligations. . .. . . . . . . . . . . . . . . .11
     9.6.  Legal Restraints. . .. . . . . . . . . . . . . . . . . . .11
     9.7.  Labor Disputes. . .. . . . . . . . . . . . . . . . . . . .12
     9.8.  No Material Proceedings. . . . . . . . . . . . . . . . . .12
     9.9.  Material Licenses. . . . . . . . . . . . . . . . . . . . .12
     9.10. Compliance with Material Laws. . . . . . . . . . . . . . .12
           9.10.1.   Proceedings. . . . . . . . . . . . . . . . . . .12
           9.10.2.   Hazardous Materials on Real Property.. . . . . .12
     9.11. Other Names. . . . . . . . . . . . . . . . . . . . . . . .12
     9.12. Financial Statements.. . . . . . . . . . . . . . . . . . .12
     9.13. No Change in Condition.. . . . . . . . . . . . . . . . . .12

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     9.14.     No Defaults. . . . . . . . . . . . . . . . . . . . . .12
     9.15.     Solvency.. . . . . . . . . . . . . . . . . . . . . . .13
     9.16.     Indebtedness.. . . . . . . . . . . . . . . . . . . . .13
     9.17.     Tax Liabilities; Governmental Charges. . . . . . . . .13
     9.18.     Pension Benefit Plans. . . . . . . . . . . . . . . . .13
     9.19.     Welfare Benefit Plans. . . . . . . . . . . . . . . . .13
     9.20.     Retiree Benefits.. . . . . . . . . . . . . . . . . . .13
     9.21.     State of Property. . . . . . . . . . . . . . . . . . .13
     9.22.     Margin Stock.. . . . . . . . . . . . . . . . . . . . .13
     9.23.     Securities Matters.. . . . . . . . . . . . . . . . . .14
     9.24.     Investment Company Act, Etc. . . . . . . . . . . . . .14
     9.25.     No Material Misstatements or Omissions.. . . . . . . .14
     9.26.     Investments. . . . . . . . . . . . . . . . . . . . . .14
     9.27.     Indirect Obligations.. . . . . . . . . . . . . . . . .14
     9.28.     Capital Leases.. . . . . . . . . . . . . . . . . . . .14
     9.29.     Subsidiaries.. . . . . . . . . . . . . . . . . . . . .14
     9.30.     Falcon International E.U.R.L. and Falcon Products of
               California, Inc... . . . . . . . . . . . . . . . . . .14

10.  Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . .14

11.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . .15
     11.1.     Use of Proceeds. . . . . . . . . . . . . . . . . . . .15
     11.2.     Corporate Existence. . . . . . . . . . . . . . . . . .15
     11.3.     Maintenance of Property and Leases.. . . . . . . . . .15
     11.4.     Inventory. . . . . . . . . . . . . . . . . . . . . . .15
     11.5.     Insurance. . . . . . . . . . . . . . . . . . . . . . .15
     11.6.     Payment of Taxes and Other Obligations.. . . . . . . .15
     11.7.     Compliance With Laws.. . . . . . . . . . . . . . . . .16
     11.8.     Discovery and Clean-Up of Hazardous Material.. . . . .16
     11.9.     Termination of Pension Benefit Plan. . . . . . . . . .16
     11.10.    Notice to Lender of Material Events. . . . . . . . . .16
     11.11.    Borrowing Officer. . . . . . . . . . . . . . . . . . .17
     11.12.    Accounting System; Tracing of Proceeds.. . . . . . . .17
     11.13.    Financial Statements.. . . . . . . . . . . . . . . . .17
               11.13.1.    Annual Financial Statements. . . . . . . .17
               11.13.2.    Quarterly Financial Statements.. . . . . .18
     11.14.    Other Financial Information. . . . . . . . . . . . . .18
               11.14.2.    Stockholder and SEC Reports. . . . . . . .18
               11.14.3.    Pension Benefit Plan Reports.. . . . . . .19
               11.14.4.    Tax Returns. . . . . . . . . . . . . . . .19
     11.15.    Review of Accounts.. . . . . . . . . . . . . . . . . .19
     11.16.    Inventory. . . . . . . . . . . . . . . . . . . . . . .19
     11.17.    Annual Projections.. . . . . . . . . . . . . . . . . .19
     11.18.    Other Information. . . . . . . . . . . . . . . . . . .19
     11.19.    Exams by Lender. . . . . . . . . . . . . . . . . . . .19
     11.20.    Access to Officers and Auditors. . . . . . . . . . . .19
     11.21.    Intercompany Indebtedness. . . . . . . . . . . . . . .20
     11.22.    Liquidation of Falcon Products of California, Inc. . .20
     11.23.    Further Assurances.. . . . . . . . . . . . . . . . . .20

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12.  Negative Covenants.   Each . . . . . . . . . . . . . . . . . . .20
     12.1.     Investments. . . . . . . . . . . . . . . . . . . . . .20
     12.2.     Indebtedness.. . . . . . . . . . . . . . . . . . . . .21
     12.3.     Security Interests.. . . . . . . . . . . . . . . . . .21
     12.4.     Change of Control. . . . . . . . . . . . . . . . . . .22
     12.5.     Distributions. . . . . . . . . . . . . . . . . . . . .22
     12.6.     Indirect Obligations.. . . . . . . . . . . . . . . . .22
     12.7.     Capital Structure; Equity Securities.. . . . . . . . .22
     12.8.     Change of Business.. . . . . . . . . . . . . . . . . .22
     12.9.     Transactions With Affiliates.. . . . . . . . . . . . .22
     12.10.    No Default on Indebtedness or Material Agreements. . .22
     12.11.    Conflicting Agreements.. . . . . . . . . . . . . . . .22
     12.12.    Fiscal Year. . . . . . . . . . . . . . . . . . . . . .22
     12.13.    Bank Accounts. . . . . . . . . . . . . . . . . . . . .23
     12.14.    New Subsidiaries.. . . . . . . . . . . . . . . . . . .23
     12.15.    Transactions Having a Material Adverse Effect or
               Causing a Default. . . . . . . . . . . . . . . . . . .23
     12.16.    Disposal of Property.. . . . . . . . . . . . . . . . .23
     12.17.    Acquisitions.. . . . . . . . . . . . . . . . . . . . .23

13.  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . .23
     13.1.     Special Definitions. . . . . . . . . . . . . . . . . .23
     13.2.     Maximum Leverage.. . . . . . . . . . . . . . . . . . .24
     13.3.     Total Liabilities to Tangible Net Worth. . . . . . . .24
     13.4.     Minimum Current Ratio. . . . . . . . . . . . . . . . .24

14.  Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     14.1.     Events of Default. . . . . . . . . . . . . . . . . . .24
               14.1.1.  Failure to Pay Principal or Interest. . . . .24
               14.1.2.  Failure to Pay Other Amounts Owed to
                        Lender. . . . . . . . . . . . . . . . . . . .24
               14.1.3.  Failure to Pay Amounts Owed to Other
                        Persons.. . . . . . . . . . . . . . . . . . .25
               14.1.4.  Representations or Warranties.. . . . . . . .25
               14.1.5.  Certain Covenants.. . . . . . . . . . . . . .25
               14.1.6.  Other Covenants.. . . . . . . . . . . . . . .25
               14.1.7.  Acceleration of Other Indebtedness. . . . . .25
               14.1.8.  Default Under Other Agreements. . . . . . . .25
               14.1.9.  Bankruptcy; Insolvency; Etc.. . . . . . . . .25
               14.1.10. Judgments; Attachment; Settlement; Etc. . . .25
               14.1.11. Pension Benefit Plan Termination, Etc.. . . .26
               14.1.12. Liquidation or Dissolution. . . . . . . . . .26
               14.1.13. Seizure of Assets.. . . . . . . . . . . . . .26
               14.1.14. Loss to Collateral. . . . . . . . . . . . . .26
     14.2.     Cross-Default. . . . . . . . . . . . . . . . . . . . .26
     14.3.     Rights and Remedies in the Event of Default. . . . . .26
               14.3.1.  Termination of Commitments. . . . . . . . . .26
               14.3.2.  Acceleration. . . . . . . . . . . . . . . . .27
               14.3.3.  Right of Set-off. . . . . . . . . . . . . . .27
               14.3.4.  Miscellaneous.. . . . . . . . . . . . . . . .27
               14.3.5.  Joint and Several.. . . . . . . . . . . . . .27

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               14.3.6.  Application of Funds. . . . . . . . . . . . .27
     14.4.     Notice.. . . . . . . . . . . . . . . . . . . . . . . .27

15.  Changes in Circumstances.. . . . . . . . . . . . . . . . . . . .28
     15.1.     Compensation for Increased Costs and Reduced Returns;
               Capital Adequacy.. . . . . . . . . . . . . . . . . . .28
               15.1.1.  Increased Costs or Reduced Returns to
                        Lender. . . . . . . . . . . . . . . . . . . .28
               15.1.2.  Capital Adequacy. . . . . . . . . . . . . . .28
               15.1.3.  Notice to Borrower. . . . . . . . . . . . . .29
     15.2.     Limitations on Eurodollar Loans. . . . . . . . . . . .29
               15.2.1.  Market Failure. . . . . . . . . . . . . . . .29
               15.2.2.  Inadequate Reflection of Cost.. . . . . . . .29
     15.3.     Illegality.. . . . . . . . . . . . . . . . . . . . . .29
     15.4.     Compensation.. . . . . . . . . . . . . . . . . . . . .29
               15.4.1.  Early Payment.. . . . . . . . . . . . . . . .29
               15.4.2.  Failure to Take Advances. . . . . . . . . . .30
     15.5.     Treatment of Affected Revolving Loans. . . . . . . . .30
               15.5.1.  Payments. . . . . . . . . . . . . . . . . . .30
               15.5.2.  Prime Rate. . . . . . . . . . . . . . . . . .30

16.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     16.1.     Gross-Up.. . . . . . . . . . . . . . . . . . . . . . .30
     16.2.     Lender's Undertaking.. . . . . . . . . . . . . . . . .31

17.  Usury Limitations. . . . . . . . . . . . . . . . . . . . . . . .31

18.  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     18.1.     Lender's Right to Cure.. . . . . . . . . . . . . . . .31
     18.2.     Rights Not Exclusive.. . . . . . . . . . . . . . . . .32
     18.3.     Survival of Agreements.. . . . . . . . . . . . . . . .32
     18.4.     Payment of Expenses. . . . . . . . . . . . . . . . . .32
     18.5.     General Indemnity. . . . . . . . . . . . . . . . . . .32
     18.6.     Changes in Accounting Principles.. . . . . . . . . . .33
     18.7.     Loan Records.. . . . . . . . . . . . . . . . . . . . .33
     18.8.     Loan Obligations Payable in Dollars. . . . . . . . . .34

19.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .34
     19.1.     Notices. . . . . . . . . . . . . . . . . . . . . . . .34
     19.2.     Amendments, Waivers and Consents.. . . . . . . . . . .34
     19.3.     Rights Cumulative. . . . . . . . . . . . . . . . . . .34
     19.4.     Successors and Assigns.. . . . . . . . . . . . . . . .34
     19.5.     Severability.. . . . . . . . . . . . . . . . . . . . .35
     19.6.     Counterparts.. . . . . . . . . . . . . . . . . . . . .35
     19.7.     Governing Law; No Third Party Rights.. . . . . . . . .35
     19.8.     Counterpart Facsimile Execution. . . . . . . . . . . .35
     19.9.     No Other Agreements. . . . . . . . . . . . . . . . . .35
     19.10.    Negotiated Transaction.. . . . . . . . . . . . . . . .35
     19.12.    CHOICE OF FORUM. . . . . . . . . . . . . . . . . . . .36
     19.13.    SERVICE OF PROCESS.. . . . . . . . . . . . . . . . . .37

     19.14.    JURY TRIAL.. . . . . . . . . . . . . . . . . . . . . .37
     19.15.    Incorporation By Reference.. . . . . . . . . . . . . .37
     19.16.    Statutory Notice.. . . . . . . . . . . . . . . . . . .37
     19.17.    Statutory Notice-Insurance.. . . . . . . . . . . . . .37

                        LOAN AGREEMENT

In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Falcon Products, Inc., a Delaware corporation, Falcon Holdings, Inc., a Missouri corporation, Falcon de Juarez, S.A. de C.V., a Mexican corporation, Funduciones Technicas, S.A., a Mexican corporation, Falcon De Baja California, S.A. de C.V., a Mexican corporation, Falcon Mimon, a.s., a Czech Republic corporation formerly known as MITON, a.s., Howe Furniture Corporation, a New York corporation, Johnson Industries, Inc., an Illinois corporation, Howe Europe A/S, a Denmark corporation, and Falcon Products (Shenzhen) Limited, a China corporation also known as Falcon Products China, Limited, and each of their respective Subsidiaries, whether now existing or hereafter acquired or created (separately and collectively, "Borrower") and NationsBank, N.A. ("Lender") agree as follows:

1.   EFFECTIVE DATE.  This Agreement is effective April 22, 1998.

2.   DEFINITIONS AND RULES OF CONSTRUCTION.

     2.1. LISTED DEFINITIONS. Capitalized words defined in the Glossary and Index of Defined Terms attached hereto as Exhibit
     2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

     2.2. OTHER DEFINITIONS. If a capitalized word in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

     2.3. REFERENCES TO BORROWER. A Borrower, any Borrower, each Borrower, and every Borrower refers to Falcon Products, Inc., a Delaware corporation, Falcon Holdings, Inc., a Missouri corporation, Falcon de Juarez, S.A. de C.V., a Mexican corporation, Funduciones Technicas, S.A., a Mexican corporation, Falcon De Baja California, S.A. de C.V., a Mexican corporation, Falcon Mimon, a.s., a Czech Republic corporation formerly known as MITON, a.s., Howe Furniture Corporation, a New York corporation, Johnson Industries, Inc., an Illinois corporation, Howe Europe A/S, a Denmark corporation, and Falcon Products (Shenzhen) Limited, a China corporation also known as Falcon Products China, Limited, and each of their respective Subsidiaries, whether now existing or hereafter created, organized or acquired from time to time, both separately and collectively, as though each such entity were actually listed, and their Obligations and liabilities (including, without limitation, the Loan Obligations) under the Loan Documents are joint and several in all respects.

     2.4. ACCOUNTING TERMS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized subsidiaries, on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein.

     2.5. MEANING OF SATISFACTORY. Whenever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance in its commercially reasonable discretion, and unless expressly stated otherwise, Lender shall have the commercially reasonable discretion to determine whether the document or matter is satisfactory. The right to exercise such discretion is absolute.

     2.6. COMPUTATION OF TIME PERIODS. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

     2.7. CERTIFICATES OF BORROWER AND BORROWING OFFICER, ADVANCE REQUESTS--APPOINTMENT OF FALCON PRODUCTS, INC. For so long as the Loan Obligations remain outstanding and any Commitment remains in effect, each Borrower hereby covenants and agrees, and hereby grants to Falcon Products, Inc., an absolute and irrevocable power of attorney coupled with interest, to
     (a) certify the financial statements of Borrower, (b) request Advances and execute and deliver written requests for Advances, (c) make any other deliveries required to be delivered periodically hereunder to Lender, and (d) act as its Borrowing Officer, and Lender is entitled to rely on any such document or certificate signed by Falcon Products, Inc.

     2.8. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else; (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. LENDER'S COMMITMENT. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lender makes the following commitment to Borrower:

     3.1.  REVOLVING LOAN COMMITMENT.

           3.1.1. AGGREGATE AMOUNT; REDUCTIONS. Subject to the limitations in Section 3.1.2 and elsewhere herein, Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date a "Revolving Loan Commitment" of $20,000,000 by funding Revolving Loan Advances made from time to time by Lender as provided herein to accounts at Lender. Subject to the limitations in Section and elsewhere herein, payments and prepayments that are applied to reduce the Revolving Loan may be reborrowed through Revolving Loan Advances. Borrower may also reduce the amount of the Revolving Loan Commitment in whole multiples of $100,000 at any time and from time to time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such reduction at least three Business Days prior to the effective date of the reduction, and

           (ii) Borrower makes on the effective date of the reduction any payment on the Revolving Loan required under Section 5.2.1 as a consequence of the reduction. Any such reduction of the amount of the Revolving Loan Commitment, whether scheduled or voluntary, shall be permanent.

           3.1.2. LIMITATION ON REVOLVING LOAN ADVANCES. No Revolving Loan Advance will be made which would result in the Revolving Loan exceeding the Revolving Loan Commitment and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date. Lender may, however, in its absolute discretion make Revolving Loan Advances exceeding the Revolving Loan Commitment, but shall not be deemed by doing so to have increased the Revolving Commitment and shall not be obligated to make any such Revolving Loan Advances thereafter. At any time that there is an Existing Default, the Revolving Loan Commitment may be canceled as provided in Section 14.3.


           3.1.3. REVOLVING NOTE. The obligation of Borrower to repay Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the amount of the Revolving Loan Commitment and otherwise satisfactory to Lender.

4.   INTEREST.

     4.1.  INTEREST ON LOANS; INTEREST PERIODS FOR EURODOLLAR
           LOANS. Borrower may, as provided herein, designate each Advance or part of an Advance to be either a Prime Rate Advance, a Federal Funds Rate Advance, or a Eurodollar Advance; provided, however, during the existence of an Existing Default, Borrower may not designate an Advance or part of an Advance as a Federal Funds Rate Advance or a Eurodollar Advance. Each Prime Rate Advance when made will become a Prime Rate Loan, which shall bear interest at the Prime Rate (which will fluctuate as described in Section 4.5) plus the Prime Increment (determined from time to time as provided in Section 4.2). Each Federal Funds Rate Advance when made will become a Federal Funds Rate Loan, which shall bear interest at the Federal Funds Rate (which will fluctuate as described in Section 4.5) plus the Federal Funds Increment (determined from time to time as provided in Section 4.2). Each Eurodollar Advance when made will become a Eurodollar Loan, which shall bear interest at the Adjusted Eurodollar Rate. The "Adjusted Eurodollar Rate" for any Eurodollar Loan is the Adjusted Eurodollar Base Rate (which shall be determined before the beginning of the applicable Interest Period as provided herein and shall apply throughout such Interest Period) plus the applicable Eurodollar Increment (as defined below) determined from time to time as provided in Section 4.2. Borrower may also, as provided herein, convert some or all of a Prime Rate Loan into a Federal Funds Rate Loan or a Eurodollar Loan, some or all of a Federal Funds Rate Loan into a Prime Rate Loan or a Eurodollar Loan, and some or all of a Eurodollar Loan into a Prime Rate Loan or a Federal Funds Rate Loan. Borrower shall select an Interest Period for each Eurodollar Loan. Each Interest Period shall be either one, two, three, six or twelve months; provided that (i) every such Interest Period shall commence on the date of the Advance; (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) no Interest Period shall extend beyond the Maturity Date. A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower.

     4.2. INCREMENTS. The applicable Prime Increment, Federal Funds Increment, and Eurodollar Increment shall be determined on the Effective Date in accordance with the table below based on the ratio of (i) the Total Funded Indebtedness of each Borrower (other than Howe Furniture Corporation, Johnson Industries, Inc., and Howe Europe A/S) as of January 31, 1998 combined with the Total Funded Indebtedness of Howe Furniture Corporation, Johnson Industries, Inc., and Howe Europe A/S as of December 31, 1997 to (ii) the EBITDA of each Borrower (other than Howe Furniture Corporation, Johnson Industries, Inc., and Howe Europe A/S) for the twelve month period ended January 31, 1998 combined with the EBITDA of Howe Furniture Corporation, Johnson Industries, Inc., and Howe Europe A/S for the twelve month period ended December 31, 1997. Thereafter, the applicable Prime Increment, Federal Funds Increment, and Eurodollar Increment shall be determined quarterly, beginning with Borrower's fiscal quarter ended April 30, 1998, in accordance with the table below, based on the ratio of Borrower's Total Funded Indebtedness (including, without duplication, the Total Funded Indebtedness of Howe Furniture Corporation, Johnson Industries, Inc. and Howe Europe A/S) to Borrower's EBITDA (including, without duplication, the EBITDA of Howe Furniture Corporation, Johnson Industries, Inc. and Howe Europe A/S), as reflected in the consolidated Financial Statements of Borrower and the consolidated Financial Statements of Howe Furniture Corporation, without duplication, for the fiscal quarter most recently ended, for the twelve month period then ended:

----------------------------------------------------------------------------------------------
Ratio of Total Funded                       Prime        Federal Funds     Eurodollar
Indebtedness to EBITDA                  Increment (%)    Increment (%)   Increment (%)
----------------------------------------------------------------------------------------------
Greater than or equal to
1.50 to 1.00                               -1.75%           +1.00%          +1.00%
----------------------------------------------------------------------------------------------
Greater than or equal to
1.00 to 1.00 and less
than 1.50 to 1.00                         -.2.00%           +0.75%          +0.75%
----------------------------------------------------------------------------------------------
Less than 1.00 to 1.00                     -2.25%           +0.50%          +0.50%

     Any change in the Prime Increment, Federal Funds Increment, and Eurodollar Increment shall become applicable on the first day of each fiscal quarter, based on Borrower's Financial Statements as of the last day of the immediately preceding fiscal quarter (and on the date the Financial Statements for such immediately preceding fiscal quarter are delivered as required in Section 11.13, any change in the Prime Increment, Federal Funds Increment, or Eurodollar Increment shall be applied retroactively to the first day of the current fiscal quarter). The foregoing notwithstanding, any change in the Eurodollar Increment shall not become applicable to any Eurodollar Loan until and unless it is renewed as a Eurodollar Loan.

     4.3. CONVERSION OF LOANS. Borrower may (i) at any time convert some or all of a Prime Rate Loan or a Federal Funds Rate Loan to a Eurodollar Loan, or (ii) at the end of any Interest Period of a Eurodollar Loan, continue the Loan as a Eurodollar Loan for an additional Interest Period or convert some or all of such Eurodollar Loan to a Prime Rate Loan or a Federal Funds Rate Loan. To cause any conversion or continuation, Borrower shall give Lender, prior to 12:00 p.m. St. Louis time prior to the date the conversion or continuation is to be effective (or, if at any time Lender "matches funds" with respect to Eurodollar Loans, then Lender may notify Borrower that a request for a conversion or continuation must be given prior to 12:00 p.m., St. Louis time, at least 3 Business Days prior to such date), a written request (which may be mailed, personally delivered or telecopied as provided in
     Section 19.1) or an oral request (which must be confirmed by facsimile on such date) (a) specifying whether a conversion or continuation is requested, (b) in the case of a conversion, specifying the amount to be converted and whether it is to be a Eurodollar Loan, a Prime Rate Loan, or a Federal Funds Rate Loan upon the conversion, and (c) in the case of any conversion to or continuation of a Eurodollar Loan, specifying the Interest Period therefor. If such notice is not given by 12:00 p.m. St. Louis time on the second Business Day preceding the last day of the Interest Period of a Eurodollar Loan, then Borrower shall be deemed to have timely given a notice to Lender requesting to convert all of such Eurodollar Loan to a Prime Rate Loan. In the case of a Eurodollar Loan, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period.

     4.4. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.5. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Prime Rate or the Federal Funds Rate shall change simultaneously with any change in the Prime Rate or the Federal Funds Rate, as applicable, and shall be effective for the entire day on which such change becomes effective. The Prime Rate and the Federal Funds Rate will be determined by Lender before the initial Advance on the Effective Date and on each Business Day thereafter when the Prime Rate or the Federal Funds Rate changes.

     4.6. RATE AFTER MATURITY. Borrower shall pay interest on the Loans after their Maturity, and (at the option of Lender on the Loans and on the other Loan Obligations) upon the occurrence and during the continuance of an Event of Default, at a rate per annum of 2.0% plus the Prime Rate.

5.   PAYMENTS.

     5.1.  SCHEDULED PAYMENTS ON REVOLVING LOAN.

           5.1.1. INTEREST. Borrower shall pay interest accrued on each Prime Rate Loan and each Federal Funds Rate Loan included in the Revolving Loan monthly in arrears beginning on the first day of the first full calendar month following the Effective Date and continuing on the first day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Borrower shall pay interest accrued on each Eurodollar Loan included in the Revolving Loan at the end of its Interest Period, except Eurodollar Loans with Interest Periods of more than three months, in which case Borrower shall pay interest on the last day of each fiscal quarter of Borrower. Borrower shall pay interest accrued on each Revolving Loan after the Revolving Loan Maturity Date on demand.

           5.1.2. PRINCIPAL. Borrower shall repay the entire amount of the Revolving Loan on the Revolving Loan
           Maturity Date.

     5.2.  PREPAYMENTS.

           5.2.1. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST. If at any time the Revolving Loan exceeds the Revolving Loan Commitment, whether as a result of optional Revolving Loan Advances by Lender as contemplated by Section 3.1.2 or otherwise, Borrower shall on demand make a payment in the amount of such excess to Lender. Each such prepayment will be applied by Lender first to reduce the Federal Funds Rate Loans that are included in the Revolving Loan until they are reduced to zero, and then to reduce the Prime Rate Loans that are included in the Revolving Loan until they are reduced to zero, and then to reduce the Eurodollar Loans that are included in the Revolving Loan.

     5.3.  MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

           5.3.1. PAYMENT REQUIREMENT. Borrower shall make each payment on the Loan Obligations to Lender for the account of Lender as required hereunder and under the other Loan Documents at the Lending Office on the date when due, without deduction, set-off or counterclaim. All payments on the Loan Obligations shall be by wire transfer or direct debit to accounts maintained by Borrower at Lender.

     5.4. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Lender in immediately available funds at or before 12:00 p.m. (St. Louis time) on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 12:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as expressly provided otherwise herein, Lender may apply, and reverse and reapply, payments to the Loan Obligations in such order and manner as Lender determines in its absolute discretion. So long as there is any Existing Default, Borrower hereby irrevocably waives the right to direct the application of payments. All payments and prepayments shall be deemed made on Federal Funds Rate Loans that are included in the Revolving Loan, and then to Prime Rate Loans that are included in the Revolving Loan, and then to the Eurodollar Loans included in the Revolving Loan.

           5.4.1. INTEREST CALCULATION. Section 5.4 notwithstanding, for purposes of interest calculation only (i) a payment in cash, by wire transfer, or by ACH transfer, received at or before 12:00 p.m. (St. Louis time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (ii) a payment in cash, by wire transfer or by ACH transfer, received on a day that is not a Business Day or after 12:00 p.m. (St. Louis time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

     5.5. VOLUNTARY PREPAYMENTS. Borrower shall not be entitled to prepay any Eurodollar Loan. Borrower may wholly prepay any Prime Rate Loan or Federal Funds Rate Loan that is included in the Revolving Loan at any time and may make a partial prepayment thereon from time to time, without penalty or premium.

     5.6. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

     5.7. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Lender is for any reason compelled to surrender any payment because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitment, and the payment and satisfaction of all of the Loan Obligations.

     5.8. DUE DATES NOT ON BUSINESS DAYS. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

6.   PROCEDURE FOR OBTAINING ADVANCES.

     6.1. INITIAL ADVANCES. Lender will fund and make the initial Revolving Loan Advance on the Effective Date as directed by Borrower in a written direction delivered to Lender, which shall specifically authorize Lender to apply the initial Revolving Loan Advance to the existing Indebtedness of Borrower to Lender. The manner of disbursement shall be subject to Lender's approval.

     6.2.  SUBSEQUENT REVOLVING LOAN ADVANCES.

           6.2.1. BORROWER REQUESTS. Borrower may request a subsequent Revolving Loan Advance at any time, but not more often than once each Business Day, by submitting a request therefor to Lender as provided in Section 6.7. Every request for a Revolving Loan Advance shall be irrevocable. A request for an Advance received by Lender on a day that is not a Business Day or that is received by Lender after 12:00 p.m. (St. Louis time) on a Business Day shall be treated as having been received by Lender at 12:00 p.m. (St. Louis time) on the next Business Day.
           All Advances shall be funded to Borrower's account at Lender.

           6.2.2.     LENDER'S RIGHT TO MAKE OTHER REVOLVING LOAN
           ADVANCES.

                      6.2.2.1. PAYMENT OF LOAN OBLIGATIONS. Lender shall have the right to make Revolving Loan Advances at any time and from time to time to cause timely payment of any of the Loan Obligations or any other amounts required to be paid by Borrower hereunder or under any of the other Loan Documents. Lender may select the Advance Date for any such Revolving Loan Advance, but such Advance Date may only be a Business Day. Lender will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be a Prime Rate Advance.

                      6.2.2.2. PAYMENTS TO OTHER CREDITORS. If Lender becomes obligated to reimburse or pay to any creditor of Borrower any amount in order to satisfy an Obligation of Borrower to such creditor to the extent not indefeasibly satisfied by the initial Advances, then Lender shall have the right to make Revolving Loan Advances for that purpose. Lender may select the Advance Date for any such Advance, but such Advance Date may only be a Business Day. Lender will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be a Prime Rate Advance.

     6.3. DISBURSEMENT. Provided that all conditions precedent herein to a requested Advance have been satisfied, Lender will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office.

     6.4. RESTRICTIONS ON ADVANCES. No Advance will be made unless it is a whole multiple of $50,000 and not less than $50,000.
     No more than one Revolving Loan Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. Advances will only be made for the purposes permitted in
     Section 11.1.

     6.5. RESTRICTION ON NUMBER OF EURODOLLAR LOANS. No more than six Eurodollar Loans with different Interest Periods may be outstanding at any one time.

     6.6. EACH ADVANCE REQUEST CERTIFICATION. Each submittal of a request for an Advance by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all representations and warranties of Borrower in this Agreement and the other Loan Documents are then true, with such exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Disclosure Schedule which are satisfactory to Lender, and will be true on the Advance Date or issuance date, as applicable, as if then made with such exceptions and except that with respect to the representations and warranties made regarding Financial Statements or financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower, and (iii) all conditions precedent hereunder to the making of the requested Advance shall have been satisfied.

     6.7. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a request (which shall be in writing and mailed, personally delivered or telecopied as provided in Section 19.1; or if oral, which shall be confirmed in writing via facsimile on the date of such request) in the form of Exhibit 7.7 from a Borrowing Officer to Lender that specifies the amount of the Advance to be made, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a Eurodollar Advance, the portion of the Advance which is requested to be a Prime Rate Advance, the portion of the Advance which is requested to be a Federal Funds Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, shall be treated as a request for an Advance. No Advance Date for any requested Advance may be other than a Business Day. A request for a Eurodollar Advance must be given prior to 12:00 p.m., St. Louis time, on the Advance Date for such Eurodollar Advance; provided, however, if at any time Lender "matches funds" with respect to Eurodollar Loans, then Lender may notify Borrower that a request for a Eurodollar Advance must be given prior to 12:00 p.m., St. Louis time, at least 3 Business Days prior to the Advance Date. A request for a Prime Rate Advance or a Federal

     Funds Rate Advance must be given prior to 2:00 p.m., St. Louis time, on the Advance Date for such Prime Rate Advance or Federal Funds Rate Advance.

     6.8. EXONERATION OF LENDER. Lender shall not incur any liability to Borrower for treating a request that meets the express requirements of Section 6.7 as a request for an Advance if Lender believes in good faith that the Person making the request is a Borrowing Officer. Lender shall not incur any liability to Borrower for failing to treat any such request as a request for an Advance if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

     6.9.  SUSPENSION OF OBLIGATION TO MAKE EURODOLLAR ADVANCES.  If
     (i) on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the Execution Date affecting the London Interbank Market, Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of Eurodollar Rate, or
     (ii) the making of any Advance which is to be a Eurodollar Advance or the continuance by Lender of any Eurodollar Loan has become unlawful by compliance by Lender in good faith with any Law or any pronouncement of a Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then Lender shall promptly give notice to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist,
     (a) the obligation of Lender to fund Eurodollar Advances shall be suspended, (b) each outstanding Eurodollar Loan shall be automatically converted into a Prime Rate Loan, on the earlier of the last day of the Interest Period for such Eurodollar
     Loan or the last date permitted by applicable Law, and (c) all Revolving Loan Advances shall be Prime Rate Advances or
     Federal Funds Rate Advances, at the option of Borrower. Notwithstanding anything to the contrary contained herein, if any part of a Eurodollar Loan is converted to a Prime Rate
     Loan pursuant to this Section 6.9, the per annum interest rate applicable thereto from and after the effective date of such conversion shall be the Prime Rate or the Federal Funds Rate, as applicable (but otherwise calculated as provided in Section 4).

7. POWER OF ATTORNEY. Each Borrower hereby authorizes Lender and irrevocably appoints Lender (acting by any of its officers) as Borrower's agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following until all of the Loan Obligations are fully and irrevocably paid and satisfied in full in cash, and the Commitments are terminated: (a) while there is an Existing Default (i) prepare, file and sign any Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor;
(ii) notify the postal authorities of any change of the address for delivery of any Borrower's mail to any address designated by Lender, and open and process all mail addressed to such Borrower; and (iii) do anything that Lender deems necessary in its reasonable discretion to assure that the Loan Obligations are fully paid in cash; and (b) at any time until all of the Loan Obligations are fully and irrevocably paid and satisfied in full in cash, and the Commitments are terminated, have access to any lockbox or postal box into which any Covered Person's mail is deposited.

The foregoing power of attorney and authorization shall be deemed automatically revoked upon the irrevocable payment in full in cash of all of the Loan Obligations, and the termination of the Commitments.

8.   CONDITIONS OF LENDING.

     8.1. CONDITIONS TO INITIAL ADVANCE. Lender will have no obligation to fund the initial Revolving Loan Advance or any subsequent Revolving Loan Advance unless:

           8.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Lender shall have received on or before the Effective Date all of the documents and other items listed or described in
           Exhibit 8.1.1 hereto as being conditions to the initial Advances, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

           8.1.2. FINANCIAL CONDITION. Lender shall have determined to its satisfaction that the financial statements of Borrower for the periods January 31, 1998 and the forecasts for Howe Furniture Corporation for the calendar years 1998 and 1999 as furnished to Lender, and other information furnished to Lender by Borrower (i) for the periods ended on or before the Effective Date, fairly and accurately reflect the business and financial condition of Borrower, its cash flows and the results of its operations for such periods, and (ii) for the periods that will end after the Effective Date, fairly and accurately forecast the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods.

           8.1.3. DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

           8.1.4.     REPRESENTATIONS AND WARRANTIES.  The
           representations and warranties contained in the Loan
           Documents shall be true and correct.

           8.1.5.     MATERIAL ADVERSE CHANGE.  Since November 1,
           1997, with respect to Borrower, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect.

           8.1.6. ENVIRONMENTAL. Lender shall be reasonably satisfied with the results of its environmental due diligence.

           8.1.7. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

           8.1.8. PAYMENT OF FEES. Borrower shall have paid in cash and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the Effective Date.

           8.1.9. OTHER ITEMS. Lender shall have received such other consents, approvals, opinions, certificates, documents or information as it reasonably deems necessary.

     8.2. CONDITIONS TO SUBSEQUENT ADVANCES. Lender will have no obligation to fund any Advance after the initial Revolving
     Loan Advance unless:

           8.2.1. GENERAL CONDITIONS. All of the conditions to the initial Advances in Section 8.1 shall have been and shall remain satisfied.

           8.2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents, with such exceptions as have been disclosed to Lender in writing by Borrower from time to time and are satisfactory to Lender, shall be true and correct as of the time of such Advance, with the same force and effect as if made at such time.

           8.2.3. DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

9. REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 11 (which references the specific Sections of this Section 9 hereof), Borrower represents and warrants to Lender as follows:

     9.1. ORGANIZATION AND EXISTENCE. Each Borrower is duly organized and existing in good standing under the Laws of the state or nation of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Borrower has the power and authority to own its properties and carry on its business as now being conducted.

     9.2. AUTHORIZATION. Each Borrower is duly authorized to execute and perform every Loan Document to which such Borrower is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Borrower. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

     9.3. DUE EXECUTION. Every Loan Document to which a Borrower is a party has been executed on behalf of such Borrower by a Person duly authorized to do so.

     9.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

     9.5. BURDENSOME OBLIGATIONS. No Borrower is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Borrower which would, if performed by such Borrower, result in a Default or Event of Default either immediately or upon the elapsing of time.

     9.6. LEGAL RESTRAINTS. The execution and performance of any Loan Document by a Borrower will not violate or constitute a default under the Charter Documents of such Borrower, any Material Agreement of such Borrower, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Borrower's property.

     9.7. LABOR DISPUTES. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, unfair labor practice claim or other labor dispute against or affecting any Borrower or its employees, which could reasonably be likely to have a Material Adverse Effect.

     9.8.  NO MATERIAL PROCEEDINGS.  There are no Material
     Proceedings pending or, to the best knowledge of Borrower, threatened.

     9.9. MATERIAL LICENSES. All Material Licenses have been obtained for each Borrower.

     9.10. COMPLIANCE WITH MATERIAL LAWS. Each Borrower is in compliance with all Material Laws. Without limiting the generality of the foregoing:

           9.10.1. PROCEEDINGS. None of the operations of any Borrower are, or have been since November 1, 1997 the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws. None of the operations of any Borrower are, or have been since November 1, 1997, the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect on such Borrower, or reduce materially the value of Borrower's property.

           9.10.2. HAZARDOUS MATERIALS ON REAL PROPERTY. No Borrower, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of the real property owned or operated by such Borrower or any improvements thereon. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of the real property owned or operated by such Borrower or any improvements thereon.
           No property of such Borrower is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

     9.11. OTHER NAMES. No Borrower has used any name other than the full name which identifies such Borrower in this Agreement. The only trade name or trade style under which a Borrower sells Inventory or creates Accounts or to which instruments in payment of Accounts are made payable, is the name which identifies such Borrower in this Agreement.

     9.12. FINANCIAL STATEMENTS. The Financial Statements are and shall remain complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein, subject, in the case of monthly and quarterly Financial Statements, to normal year-end adjustments made in accordance with GAAP.

     9.13. NO CHANGE IN CONDITION. Since November 1, 1997, there has been no change which has or is reasonably likely to have a Material Adverse Effect on any Borrower.

     9.14. NO DEFAULTS. No Borrower has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Borrower. No Default has occurred which is continuing and no Event of Default has occurred.

     9.15. SOLVENCY. Borrower is solvent prior to and after giving effect to the making of the initial Revolving Loan
     Advance on the Effective Date.

     9.16. INDEBTEDNESS. No Borrower has any Indebtedness except existing Permitted Indebtedness (as specified in Section 12.1 hereof).

     9.17. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Borrower has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained. Each Borrower has paid or made adequate provision for payment of all Taxes of such Borrower, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Borrower has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect on such Borrower. The federal incom e tax returns of every Borrower organized under the laws of the United States have been audited by the Internal Revenue Service and passed upon without exception for all fiscal years of Borrower ended on or prior to 1997, or the period during which any assessments may be made by the IRS with respect to such returns has expired without waiver or extension. There are no material unresolved issues or other matters concerning any liability of a Borrower for any Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect on such Borrower.

     9.18. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Borrower or an ERISA Affiliate of any Borrower qualify under Section 401 of the Code and are in compliance with the provisions of ERISA, except where the failure to comply could not reasonably be likely to have a Material Adverse Effect.

     9.19. WELFARE BENEFIT PLANS.  No Borrower or ERISA
     Affiliate of any Borrower maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect. Each Borrower and each ERISA Affiliate of any Borrower has complied in all material respects with the applicable requirements of
     Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     9.20. RETIREE BENEFITS. No Borrower or ERISA Affiliate of any Borrower has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

     9.21. STATE OF PROPERTY.     Each Borrower has good and
     marketable or merchantable title to all of such Borrower's real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Borrower, except existing Permitted Security Interests.

     9.22. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G.

     9.23. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     9.24. INVESTMENT COMPANY ACT, ETC. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     9.25. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Lender in connection with the Loan Documents or any of the transactions contemplated there by contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Lender everything known to a Responsible Officer regarding the business, operations, property, financial condition, or business prospects or itself and every Borrower that has or is reasonably likely to have a Material Adverse Effect on any Borrower.

     9.26. INVESTMENTS. No Borrower has any Investments in other Persons except existing Permitted Investments.

     9.27. INDIRECT OBLIGATIONS.  No Borrower has any Indirect
     Obligations except existing Permitted Indirect Obligations.

     9.28. CAPITAL LEASES. No Borrower has an interest as a lessee under any Capital Leases other than Capital Leases that are Permitted Indebtedness.)

     9.29. SUBSIDIARIES.  All of the Borrowers (other than
     Falcon Products, Inc.) are wholly-owned direct Subsidiaries of Falcon Products, Inc., except for Johnson Industries, Inc. and Howe Europe A/S, which are direct, wholly-owned Subsidiaries of Howe Furniture Corporation. No Borrower has any
     Subsidiaries which are not Borrowers.

     9.30. FALCON INTERNATIONAL E.U.R.L. AND FALCON PRODUCTS OF
     CALIFORNIA, INC. Falcon International, E.U.R.L. has been duly liquidated and has no assets or liabilities, and Falcon
     Products of California, Inc. has no assets or liabilities.

10. SURVIVAL. All representations and warranties, covenants and agreements, contained herein, in any other Loan Document, or in any certificate delivered by any Borrower pursuant hereto or thereto, as the same may be updated, modified or amended from time to time upon a Borrower's written request to Lender of such update, modification or amendment and upon Lender's written approval of the same shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Lender as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and indefeasibly paid in full in cash.

11. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid in full in cash, Borrower shall do, and cause each Borrower to do, each of the following:

     11.1. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of the Revolving Loan Advances shall be used to fund Permitted Acquisitions and Capital
     Expenditures, as well as for general corporate and working capital purposes.

     11.2. CORPORATE EXISTENCE. Each Borrower shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states or countries in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect. Each Borrower shall obtain and maintain all Material Licenses for such Borrower.

     11.3. MAINTENANCE OF PROPERTY AND LEASES. Each Borrower shall maintain in good condition and working order, and repair (ordinary wear and tear excepted) and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is reasonably necessary for the ordinary conduct of the business of such Borrower. Each Borrower shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Borrower.

     11.4. INVENTORY. Each Borrower shall keep its Inventory in good and merchantable condition at its own expense and shall hold such Inventory for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, on terms which do not include sale and return, sale on approval, consignment or similar repurchase or return terms. All such Inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder.

     11.5. INSURANCE. Each Borrower shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Borrower in such manner and to such extent and covering such risks as such properties are usually insured. Each Borrower shall carry business interruption insurance at such levels as are acceptable to Lender. Each Borrower shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers' compensation) and covering all other liabilities common to such Borrower's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Borrower. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish to Lender updated evidence of insurance (in the form required as a condition to Lender's lending hereunder) for such insurance.

     11.6. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Borrower may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Borrower, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

     11.7. COMPLIANCE WITH LAWS. Each Borrower shall comply with all Material Laws.

     11.8. DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL. Upon any Responsible Officer of Borrower receiving notice or becoming aware of any violation of Environmental Laws or any similar notice described in Section 11.10.2, or upon any Borrower otherwise discovering Hazardous Material on any property owned or leased by such Borrower which is in violation of, or which would result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the property or any person therein as a result of such Hazardous Material; and (ii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Lender informed of such actions and the results thereof.

     11.9. TERMINATION OF PENSION BENEFIT PLAN. No Borrower or ERISA Affiliate of any Borrower shall terminate or amend any Pension Benefit Plan maintained by such Borrower or such ERISA Affiliate if such termination or amendment would result in any liability to such Borrower or such ERISA Affiliate under ERISA, which could reasonably be likely to have a Material Adverse Effect, or any increase in current liability for the plan year for which such Borrower or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code, which could reasonably be likely to have a Material Adverse Effect.

     11.10. NOTICE TO LENDER OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Lender of (i) any breach of any of the covenants in Section 11, 12, or 13; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Borrower or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Borrower, or if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect on such Borrower. In addition,

                11.10.1. Borrower shall furnish to Lender from time to time all information which Lender requests with respect to the status of any Material Proceeding.

                11.10.2. Borrower shall promptly inform Lender of its receipt of, and deliver to Lender a copy of, any
                (i) notice that any violation of any Material Law may have been committed or is about to be committed by any Borrower, or (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Borrower alleging violations of any Material Law.

                11.10.3. Borrower shall promptly deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

                11.10.4. Borrower shall promptly deliver notice to Lender of the assertion by the holder of any Indebtedness of a Borrower in the outstanding principal amount in excess of $500,000 that a default exists with respect thereto or that such Borrower is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

                11.10.5. Borrower shall, promptly after any Responsible Officer of Borrower becoming aware thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, unfair labor practice claim or other material labor dispute affecting a Borrower, which could reasonably be likely to have a Material Adverse Effect.

                11.10.6. Borrower shall promptly deliver notice to Lender of any change in the name, state of incorporation, or form of organization of any Borrower, or the trade names or styles under which a Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

                11.10.7. Borrower shall, promptly after any Responsible Officer of Borrower becoming aware thereof, deliver notice to Lender of any event that has or is reasonably likely to have a Material Adverse Effect with respect to any Borrower, and Borrower shall provide such additional information to Lender regarding any such event as Lender may reasonably request from time to time.

     11.11. BORROWING OFFICER. Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

     11.12. ACCOUNTING SYSTEM; TRACING OF PROCEEDS. Each Borrower shall maintain a system of accounting established and administered in accordance with GAAP. Each Borrower shall maintain detailed and accurate records of proceeds of the Loans and transfers of proceeds of the Loans (i) received by it from the Lender, (ii) transferred from it to any other Borrower, and (iii) received by it from another Borrower.
     Each Borrower acknowledges that its ability to obtain the Loans hereunder is made possible by the fact that the Borrowers are co-borrowers under this Agreement and the other Loan Documents, and are operated as one enterprise. Each Borrower agrees that (a) the business operations of each Borrower complement one another, and such entities have a common business purpose, and (b) the proceeds of Advances hereunder will benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of any Advance.

     11.13.     FINANCIAL STATEMENTS.  Borrower shall deliver to
     Lender:

                11.13.1. ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of Borrower, year-end consolidated financial statements prepared in accordance with GAAP of Borrower, containing a balance sheet, income statement, statement of cash flows and an audit report without qualification by Arthur Andersen LLP, or another "big six" independent certified public accounting firm selected by Borrower and satisfactory to Lender, and accompanied by (a) a certificate of the independent certified public accounting firm that examined such financial statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, and (b) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit.

                11.13.2. QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter of Borrower, unaudited consolidated financial statements of Borrower prepared in accordance with GAAP for each of the months not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by
                (a) a Compliance Certificate of the Chief Financial Officer of Borrower, and (b) statement comparing the current statements delivered pursuant to this Section with the statements for the equivalent months and equivalent elapsed periods during the prior fiscal year of Borrower.

                Each Compliance Certificate shall be provided within 45 days after the end of each fiscal quarter shall be in the form of Exhibit 11.13.2, shall contain detailed calculations of the financial measurements referred to in
                Section 13 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements fairly state in all material respects the financial position and results of operations of Borrower on a consolidated basis (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and
                (iii) there is no Existing Default. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

     11.14. OTHER FINANCIAL INFORMATION. Borrower shall also deliver the following to Lender, as specified below:

                11.14.1. OTHER REPORTS OR INFORMATION CONCERNING ACCOUNTS, OR INVENTORY. Promptly and only upon the reasonable request of Lender, such other reports and information, in form and detail satisfactory to Lender, and documents, concerning Accounts, or Inventory including, to the extent so requested by Lender, copies of all invoices, bills of lading, shipping receipts, purchase orders, and warehouse receipts.

                11.14.2. STOCKHOLDER AND SEC REPORTS. Promptly and only upon the reasonable request of Lender at any time or from time to time, copies of any (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, and (ii) reports, registration statements and prospectuses filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

                11.14.3. PENSION BENEFIT PLAN REPORTS. Promptly and only upon the reasonable request of Lender at any time or from time to time, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of a Borrower or an ERISA Affiliate of a Borrower.

                11.14.4. TAX RETURNS. Promptly and only upon the reasonable request of Lender at any time or from time to time, a copy of each federal, state, or local tax return or report filed by Borrower.

     11.15. REVIEW OF ACCOUNTS. Not less often than annually, and promptly at Lender's request if there is an Existing Default, Borrower shall conduct a review of its Accounts, bad debt reserves, and collection histories of Account Debtors and promptly following such review provide Lender with a report of such review in form and detail satisfactory to Lender.

     11.16. INVENTORY. Not less often than annually, and promptly at Lender's request if there is an Existing Default, Borrower shall conduct a physical count of its Inventory and promptly following the completion of such count provide Lender with a report thereof in form and detail satisfactory to Lender, including the value of such Inventory.

     11.17. ANNUAL PROJECTIONS. Within the 30 days after the first day of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower as of the end of and for each month of such fiscal year.

     11.18.     OTHER INFORMATION.  Upon the request of Lender,
     Borrower shall promptly deliver to Lender such other information about the business, operations, revenues, financial condition, property, or business prospects of any Borrower as Lender may, from time to time, reasonably request.

     11.19. EXAMS BY LENDER. Lender or Persons authorized by and acting on behalf of Lender may at any time during normal business hours examine the books and records and inspect any of the property of each Borrower from time to time upon reasonable notice (except that during an Existing Default, no prior notice shall be required) to such Borrower, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Borrower with its accountants, officers and employees. Each Borrower shall cooperate with Lender and such Persons in the conduct of such exams and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Borrower. Borrower shall reimburse Lender for all reasonable costs and expenses actually incurred by it in conducting each exam, but if an Event of Default has not occurred, such reimbursement for each such exam shall be limited to $500 per day (or in the case of a partial day, the per hour prorata portion of $500, based on an 8-hour day) for each Person involved in conducting the exam plus Lender's other actual out-of-pocket costs and expenses.

     11.20. ACCESS TO OFFICERS AND AUDITORS. Each Borrower shall permit Lender and Persons authorized by Lender to discuss the business, operations, revenues, financial condition, property, or business prospects of such Borrower with its officers, employees, accountants and independent auditors as often as Lender may request in its discretion, and such Borrower shall direct such officers, employees, accountants and independent auditors to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations except as provided in this Agreement.

     Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances. Lender may, however, disclose such information to all of its officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lender shall advise such Persons that such information is to be treated as confidential and Lender is contractually obligated to keep such information confidential. Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that Lender's counsel advises it that such disclosure is reasonably necessary. Lender's non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third Person not affiliated with or employed by Borrower who does not have a duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Lender.

     11.21. INTERCOMPANY INDEBTEDNESS. Any Indebtedness owing between or among the Borrowers from time to time, shall, at all times during which the Commitment shall be outstanding or any Loan Obligations shall be owing to Lender, be unsecured and subordinated to the indefeasible prior repayment in full in cash of all of the Loan Obligations.

     11.22.     LIQUIDATION OF FALCON PRODUCTS OF CALIFORNIA,
     INC. Falcon Products, Inc. shall duly liquidate Falcon Products of California, Inc. on or before June 30, 1998, and shall not cause or permit Falcon Products of California, Inc. to own any assets or incur any liabilities at any time.

     11.23. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. During the continuance of an Existing Default and at any time thereafter, Borrower covenants and agrees that the Lender may, in its sole and absolute discretion, proceed directly against Borrower, or any other Person liable for the payment or performance of the Loan Obligations, or any or all of Borrower's property, or any combination of the foregoing, in one or more claims, actions or proceedings, whether or not any such claims, actions or proceedings are instituted simultaneously or at different times.

12. NEGATIVE COVENANTS. Each Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid in full in cash, such Borrower shall not, directly or indirectly, do any of the following, or permit any other Borrower to do any of the following, without the prior written consent of Lender:

     12.1. INVESTMENTS. Make any Investments in any other Person except the following:

           12.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by Lender; (iii) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.;
           (iv) agreements involving the sale to Borrower of United States government securities and their guarantied repurchase the next Business Day by a Qualified Financial Institution; (v) certificates of deposit issued by and time deposits with any Qualified Financial Institution; or (vi) money market mutual funds up to $100,000 outstanding at any one time.

           12.1.2. Investments existing on the Execution Date and disclosed in Section 9.26 of the Disclosure Schedule.

           12.1.3. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

           12.1.4.      Any Investments that are Permitted
           Acquisitions.

     12.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

           12.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it does not remain unpaid for a period greater than sixty
           (60) from the date of invoice, except for Indebtedness to trade creditors subject to a bona fide dispute (the amount of which is reflected on the Financial Statements).

           12.2.2.      The Loan Obligations.

           12.2.3.      Indebtedness secured by Purchase money
           Security Interests permitted by Section 12.3.

           12.2.4. Indebtedness represented by Capital Leases to the extent permitted hereunder.

           12.2.5.      Other Indebtedness existing on the date
           hereof and disclosed in the Disclosure Schedule.

     12.3. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

           12.3.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

           12.3.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

           12.3.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

           12.3.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

           12.3.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date up to $50,000 in the aggregate outstanding principal amount at any one time.

           12.3.6. Security Interests existing on the Execution Date that are disclosed in Section 9.21 of the Disclosure Schedule and are satisfactory to Lender.

     12.4. CHANGE OF CONTROL.   Merge or consolidate with or into
     another Person, or permit any Person, other than the current shareholders, to become the record or beneficial owner, directly or indirectly, of securities representing 20% or more of the voting power of any Borrower's then outstanding securities, or acquiring a sufficient interest to elect a majority of the board of directors, elect or appoint the managing partner(s) or otherwise direct the day-to-day control of any Borrower.

     12.5. DISTRIBUTIONS.   Declare or pay any Distribution (i) if
     there is an Existing Default or (ii) if after giving effect to the payment of such Distribution, such Distribution would result in the occurrence of a Default or Event of Default.
     For purposes of this Section 12.5, "Distribution" means and includes (a) any cash dividend or distribution to the stockholders of a Borrower with respect to the stock of Borrower, and (b) any acquisition or redemption of any outstanding stock or other equity interest of a Borrower.

     12.6. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations.

     12.7. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in the capital structure of any Borrower which has or is reasonably likely to have a Material Adverse Effect; or issue or create any securities other than securities issued or created in connection with a Permitted Acquisition.

     12.8. CHANGE OF BUSINESS. Engage in any business other than the business currently conducted by Borrower or a business reasonably related thereto.

     12.9. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate other than a Borrower, or make any loans or advances to any Affiliate other than a Borrower, in each case on terms more favorable than could be obtained with independent third parties.

     12.10. NO DEFAULT ON INDEBTEDNESS OR MATERIAL AGREEMENTS. Default upon or fail to pay any Indebtedness for borrowed money in excess of $500,000, as the same matures, or breach, violate, or be in default under any Material Agreement and fail to cure such failure to pay, breach, violation, or default within the applicable cure period provided therein.

     12.11. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

     12.12. FISCAL YEAR. Change its fiscal year end, which is currently the Saturday closest to October 31.

     12.13. BANK ACCOUNTS. Maintain any depository or other account at any financial institution other than Lender, except for petty cash accounts which do not in the aggregate have a balance at any time in excess of $10,000 and payroll accounts.

     12.14. NEW SUBSIDIARIES. Organize, create or acquire any Subsidiary other than those in existence on the date hereof and disclosed on the Disclosure Schedule, unless simultaneously with such Person becoming a Subsidiary, such Person becomes a Borrower under this Agreement and executes any joinder agreements or other documents deemed necessary by Lender to evidence such Subsidiary's joint and several liability for the Loan Obligations.

     12.15. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT OR CAUSING A DEFAULT. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect; or enter into any transaction, or take or contemplate taking any other action, or omit or contemplate omitting to take any action, which any Borrowing Officer knows, or reasonably should know, is likely to cause a Default or Event of Default hereunder.

     12.16. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets to any Person, including, without limitation, to any Subsidiary of Borrower. Notwithstanding the foregoing, any Borrower may sell, transfer or otherwise dispose of obsolete or unusable equipment or other equipment in the ordinary course of business, in all cases, having an orderly liquidation value no greater than $1,000,000 in the aggregate for all Borrowers in any fiscal year of Borrower, and may sell finished goods Inventory sold in the ordinary course of business in arm's-length transactions.

     12.17. ACQUISITIONS. Acquire stock or any other equity interest in a Person sufficient for such Person to become a Subsidiary or Affiliate of a Borrower, or acquire all or substantially all of the assets of a Person (including all or substantially all of the operating assets of an operating division of a Person) unless (i) at the time of such acquisition there is no Existing Default and after giving effect to such acquisition there would not be a Default or Event of Default immediately or with the passage of time, (ii) if such acquisition involves the acquisition of an equity interest in a Person, such Person becomes a wholly-owned Subsidiary of a Borrower and such Person becomes a Borrower under this Agreement and executes any joinder agreements or other documents deemed necessary by Lender to evidence such Person's joint and several liability for the Loan Obligations, and (iii) if any Subsidiary is formed or acquired in connection with any such acquisition permitted hereby, such Subsidiary shall simultaneously with the effectiveness of such acquisition become a party to this Agreement and each other Loan Document as a Borrower.

13.  FINANCIAL COVENANTS.

     13.1. SPECIAL DEFINITIONS. As used in this Section 13 and elsewhere herein, the following capitalized terms have the following meanings:

     "EBITDA" means for any period of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense paid or accrued for as a liability,
     (iii) Interest Expense, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains.

     "INTEREST EXPENSE" means, for any period of calculation, all interest, whether paid or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period.

     "TANGIBLE NET WORTH" means, at any date: the total equity of Borrower (including common stock and preferred stock exclusive of mandatorily redeemable preferred stock), including stated capital or value, paid in capital, and retained earnings after deducting treasury stock, that would appear on a balance sheet of Borrower as of such date in accordance with GAAP, minus (i) patents, copyrights, trademarks, trade names, franchises, goodwill, research and all other intangibles, (ii) unamortized debt expense, and (iii) the cost to acquire any asset in excess of fair value of such asset.

     "TOTAL FUNDED INDEBTEDNESS" means, as of any time, the sum of any contractual obligations to pay borrowed money (including, without limitation, any such Indebtedness incurred in connection with purchase money financing) and to make payments or reimbursements with respect to letters of credit (whether or not there have been drawings thereunder) at such time including, without limitation, the Loan and the aggregate dollar amount of Capital Leases presented in Borrower's most recent Financial Statements as Liabilities (as defined under GAAP).

All other capitalized terms used in this Section 13 shall have their meanings, and shall be determined, under GAAP. All calculations shall be for Borrower and its Subsidiaries permitted hereunder on a consolidated basis. Sections 13.2 through and including Section 13.4 shall remain effective while any of the Commitments are in effect, and until all of the Loan Obligations (except contingent indemnification obligations) have been paid in full in cash.

     13.2. MAXIMUM LEVERAGE. Borrower covenants and agrees that The ratio of Borrower's Total Funded Indebtedness to
     Borrower's EBITDA for the preceding twelve (12) month period, calculated as of the last day of each fiscal quarter, shall at no time be greater than 2.00 to 1.00.

     13.3. TOTAL LIABILITIES TO TANGIBLE NET WORTH. Borrower covenants and agrees that the ratio of Borrower's total Liabilities (including all accounts payable) to Tangible Net Worth, calculated as of the last day of each fiscal quarter, shall at no time be greater than 1.00 to 1.00.

     13.4. MINIMUM CURRENT RATIO.   Borrower covenants and
     agrees that the ratio of Borrower's Current Assets to Current Liabilities, calculated as of the last day of each fiscal quarter, shall at no time be less than 2.25 to 1.00.

14.  DEFAULT.

     14.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

           14.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower to pay any principal of the Loans when due or interest accrued thereon within five days of the date when due.

           14.1.2.    FAILURE TO PAY OTHER AMOUNTS OWED TO
           LENDER.  Failure of Borrower to pay any of the Loan
           Obligations (other than principal of the Loans or interest accrued thereon) within 3 days after the date when due.

           14.1.3.    FAILURE TO PAY AMOUNTS OWED TO OTHER
           PERSONS. Failure of any Borrower to make any payment due on Indebtedness of such Borrower over $500,000 to Persons other than Lender which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

           14.1.4. REPRESENTATIONS OR WARRANTIES. Any representation or warranty made by any Borrower in this Agreement or in any other Loan Document, or in any statement or representation made in any certificate, report, opinion or other document delivered pursuant to any of the foregoing by Borrower or any other Borrower, is discovered to have been false in any material respect when made.

           14.1.5. CERTAIN COVENANTS. Failure of any Borrower to comply with the covenants in Sections 11.1, 11.10, 11.11, 11.12, 11.13, 11.15, 11.16, 11.17, 11.19, 11.20,11.22,
           12.1, 12.2, 12.3, 12.5, 12.7, 12.8, 12.9, 12.10, 12.12,
           12.13, 12.14,  12.17, or 13.

           14.1.6. OTHER COVENANTS. Failure of any Borrower to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 14.1.1 through 14.1.5), which such failure is not remedied or waived in writing by Lender within 30 days after the initial occurrence of such failure.

           14.1.7. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation of a Borrower (other than the Loan Obligations) for the payment of borrowed money in excess of $500,000 becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original or stated Maturity thereof.

           14.1.8. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any agreement to which a Borrower is a party (other than the Loan Documents), which default or breach continues unwaived beyond any applicable grace period provided therein and likely has or is reasonably likely to have a Material Adverse Effect.

           14.1.9.    BANKRUPTCY; INSOLVENCY; ETC.  A Borrower
           (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Borrower or any substantial part of its property; (iv) commences any proceeding relating to such Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismisse d for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeshi p to continue undischarged for a period of 60 days; or
           (vi) takes any action to authorize any of the foregoing.

           14.1.10. JUDGMENTS; ATTACHMENT; SETTLEMENT; ETC. Any one or more judgments or orders is entered against a Borrower or any attachment or other levy is made against the property of a Borrower with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $50,000 becomes final and non-appealable and remains unsatisfied for 30 days, or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

           14.1.11. PENSION BENEFIT PLAN TERMINATION, ETC. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty
           (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in
           Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily termina te such plan and Lender have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determine that the substantial business hardship upon which the application for such waiver is based could subject any Borrower or ERISA Affiliate of any Borrower to a liability in excess of $50,000.

           14.1.12. LIQUIDATION OR DISSOLUTION. Any Borrower files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, except in connection with the consolidation of such a Borrower and its assets with another Borrower and its assets.

           14.1.13. SEIZURE OF ASSETS. All or a material part of the property of any Borrower is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

           14.1.14. LOSS TO COLLATERAL. Any loss, theft, damage or destruction of any item or items of property occurs which either (i) has or is reasonably likely to have a Material Adverse Effect on any Borrower.

     14.2. CROSS-DEFAULT. Any Event of Default under this Agreement will constitute an event of default under any other agreement between any Borrower and Lender and under any evidence of Indebtedness of any Borrower held by Lender, whether or not such is an event of default specified therein.

     14.3. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT.

           14.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section 14.1.9, the Commitments shall be deemed automatically canceled. During any other Existing Default, Lender may cancel the Commitments. Such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

           14.3.2. ACCELERATION. Upon an Event of Default described in Section 14.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. During any other Existing Default, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

           14.3.3. RIGHT OF SET-OFF. During any Existing Default, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) or other assets at any time held or at Lender, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

           14.3.4. MISCELLANEOUS. During an Existing Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

           14.3.5. JOINT AND SEVERAL. Each Obligation and liability to Lender of each Borrower, including, without limitation, the Loan Obligations, are the joint and several obligations of each Borrower, and Lender may proceed directly against any Borrower, all Borrowers, or any one of the foregoing or any combination of the foregoing, without first proceeding against any other Borrower, or without joining all Persons liable or potentially liable for any portion of the Loan Obligations in one action.

           14.3.6. APPLICATION OF FUNDS. Any funds received by Lender with respect to the Loan Obligations after maturity or any acceleration, including proceeds of any of Borrower's property, shall be applied as follows:
           (i) first, to reimburse Lender for any amounts due to Lender under Section 18.5; (ii) second, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder; (iii) third, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (iv) fourth, to the payment of interest accrued on the Loans to Lender; (v) fifth, to the payment of the Loans, in such order as Lender determines in its absolute discretion; and (vi) sixth, to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

     14.4. NOTICE. Any notice of intended action required to be given by Lender, if given as provided in Section 19.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

15.  CHANGES IN CIRCUMSTANCES.

     15.1. COMPENSATION FOR INCREASED COSTS AND REDUCED RETURNS;
     CAPITAL ADEQUACY.

           15.1.1.    INCREASED COSTS OR REDUCED RETURNS TO
           LENDER. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or the Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                      (i) subjects Lender (or the Lending Office) to any Tax with respect to any Eurodollar Loan or its obligation to make any Advance that will be a Eurodollar Loan, or change the basis of taxation of any amounts payable to Lender (or the Lending Office) under this Agreement in respect of any Eurodollar Loan (other than Taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or the Lending Office);

                      (ii) imposes, modifies, or deems applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or Commitment of, Lender (or the Lending Office), including the Commitment of Lender hereunder; or

                      (iii) imposes on Lender (or the Lending Office), or the London interbank market, any other condition affecting this Agreement, the Commitment or any of the Loan Obligations;

           and the result of any of the foregoing is to increase the cost to Lender (or the Lending Office) of making, converting into, continuing, or maintaining any Revolving Loan or to reduce any sum received or receivable by Lender (or the Lending Office) under this Agreement or any of the other Loan Documents with respect to any Revolving Loan, then Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue Revolving Loans of the type with respect to which such compensation is requested, or to convert Revolving Loans of any other type into Revolving Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 15.5 shall be applicable); provided, however, that such suspension shall not affect the right of Lender to receive the compensation so requested.

           15.1.2. CAPITAL ADEQUACY. If at any time after the date hereof Lender determines that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

           15.1.3. NOTICE TO BORROWER. Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 15.1 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. If Lender claims compensation under this Section, Lender will furnish to Borrower a statement stating the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

     15.2. LIMITATIONS ON EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

           15.2.1. MARKET FAILURE. Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           15.2.2.    INADEQUATE REFLECTION OF COST.  Lender
           determines (which determination shall be conclusive) that the Eurodollar Rate will not adequately and fairly reflect the cost to Lender of funding Eurodollar Loans for such Interest Period;

     then Lender will give Borrower prompt notice thereof, and while such condition remains in effect, Lender will have no obligation to make additional Advances that will be Eurodollar Loans, to continue Eurodollar Loans, or to convert Prime Rate Loans or Federal Funds Rate Loans into Eurodollar Loans.

     15.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lender or the Lending Office to make Advances that will be Eurodollar Loans or maintain Eurodollar Loans hereunder, then Lender shall promptly notify Borrower thereof and Lender's obligation to do so or to convert Prime Rate Loans or Federal Funds Rate Loans into Eurodollar Loans shall be suspended until such time as Lender may again do so, and Lender's outstanding Eurodollar Loans shall be converted into Prime Rate Loans in accordance with Section 15.5.

     15.4. COMPENSATION. Upon the request of Lender, Borrower shall pay to Lender such amount or amounts as will be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           15.4.1. EARLY PAYMENT. Any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Revolving Loan pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

           15.4.2.    FAILURE TO TAKE ADVANCES.  Any failure by
           Borrower for any reason (other than pursuant to Section 15.2 or 15.3) to take an Advance that is requested to be a Eurodollar Loan or to convert, continue, or prepay a Eurodollar Loan on the date therefor specified in the relevant request for an Advance or notice of prepayment, continuation, or conversion under this Agreement.

     If Lender claims compensation under this Section 15.4, Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description in reasonable detail of the method used by Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by Lender is not correct. Any compensation payable by Borrower to Lender under this Section shall be payable without regard to whether Lender has funded any Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate as provided herein.

     15.5. TREATMENT OF AFFECTED REVOLVING LOANS. If the obligation of Lender to make an Advance that will be a Eurodollar Loan or to continue any Eurodollar Loan or to convert any Prime Rate Loan or Federal Funds Rate Loan into a Eurodollar Loan shall be suspended pursuant to Section 15.2 or
     15.3 each such Revolving Loan shall be automatically and immediately converted into a Prime Rate Loan on the last day of its Interest Period (or, in the case of a conversion required by Section 15.3, on such earlier date as Lender may specify to Borrower). Unless and until Lender gives notice as provided below that the circumstances specified in
     Section 15.2 or 15.3 that gave rise to such conversion no longer exist:

           15.5.1. PAYMENTS. to the extent that such Revolving Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Revolving Loans shall continue to be made and applied as provided for herein; and

           15.5.2. PRIME RATE. All Advances by Lender that would otherwise become Eurodollar Loans and all Revolving Loans that would otherwise be continued by Lender as Eurodollar Loans shall become or be continued instead as Prime Rate Loans, and all Revolving Loans that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Prime Rate Loans or Federal Funds Rate Loans.

     Lender shall give prompt notice to Borrower if and when the circumstances specified in Section 15.2 or 15.3 that gave rise to the conversion of Revolving Loans pursuant to this
     Section 15.5 no longer exist.

16.  TAXES.

     16.1. GROSS-UP. All payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for all present or future Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, by the jurisdiction under the Laws of which Lender is organized or the Lending Office is located or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future Impositions. Impositions include stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from the Loan Obligations, any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, the Loan Obligations, this Agreement or any other Loan Document. Borrower agrees to indemnify Lender for the full amount of all Impositions and Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, (including any such Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within thirty days after the date of any payment of Taxes, Borrower shall furnish Lender the original or a certified copy of a receipt evidencing such payment.

     16.2. LENDER'S UNDERTAKING. If Borrower is required to pay additional amounts to or for the account of Lender pursuant to
     Section 16.1, then Lender will use reasonable efforts to change the jurisdiction of the Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

17. USURY LIMITATIONS. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this
Section 17, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then
(i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 14.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 14.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 14.3.6; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

18.  GENERAL.

     18.1. LENDER'S RIGHT TO CURE. So long as there is an Existing Default, after first giving notice to Borrower, Lender may from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense, pay or make a Revolving Loan Advance to pay any amount or do any act required of Borrower hereunder. So long as there is an Existing Default, Lender may also from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense pay or make a Revolving Loan Advance to pay any amount or do any act reasonably requested by Lender to preserve, protect, maintain or enforce the Loan Obligations and which Borrower fails to pay. Such payments and actions include payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other claim. All payments made by Lender pursuant to this Section and all out-of-pocket costs and expenses incurred by Lender in connection with any action taken by Lender hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by

     Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

     18.2. RIGHTS NOT EXCLUSIVE. Every right granted to Lender hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

     18.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, including Borrower's obligations under Sections 18.4 and 18.5, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the indefeasible repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower, and the termination of the Commitments.

     18.4. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Lender all of Lender's reasonable out-of-pocket costs incurred in connection with Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of any proposal, a commitment letter and the Loan Documents; the interpretation of any of the Loan Documents; the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Lender's reasonable out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by
     Lender: title insurance fees and premiums; the cost of searches for Security Interests existing against Borrowers; recording and filing fees; appraisal fees; audit and exam fees; environmental consultant fees; litigation costs; and all reasonable attorneys' and paralegals' expenses and reasonable fees; and all reasonable expenses incurred in connection with any of the foregoing. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and any Borrower, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse Lender are Loan Obligations payable to Lender and are payable on demand by Lender.

     18.5. GENERAL INDEMNITY.

           18.5.1. Borrower shall pay, indemnify and hold harmless Lender and its respective directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly to reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the

           Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the assets, properties, or operations of any Borrower or any predecessor in interest, directly or indirectly.

           18.5.2.      The obligations of Borrower under this
           Section 18.5 shall survive the termination of the Commitments, and the indefeasible full payment and satisfaction of all of the Loan Obligations.

           18.5.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

     18.6. CHANGES IN ACCOUNTING PRINCIPLES. If Borrower, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of Borrower, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

     18.7. LOAN RECORDS. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 5.7 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

     18.8. LOAN OBLIGATIONS PAYABLE IN DOLLARS. All Loan Obligations that are payable in Dollars under the terms of the Loan Documents shall be payable only in Dollars. If, however, to obtain a judgment in any court it is necessary to convert a Loan Obligation payable in Dollars into another currency, the rate of exchange used shall be that at which Lender, using its customary procedures, could purchase Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which such judgment is rendered. If any sum in another currency is paid to Lender or received by Lender and applied to a Loan Obligation payable in Dollars, such Loan Obligation shall be deemed paid and discharged only to the extent of the amount of Dollars that Lender, using its customary procedures, is able to purchase in New York, New York with such sum on the Business Day immediately following receipt thereof. Borrower agrees to indemnify Lender against any loss in Dollars that it may incur on such Loan Obligation as a result of such payment or receipt and application to such Loan Obligation.

19.  MISCELLANEOUS.

     19.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or four days after being deposited in the United States mail, postage prepaid, or, in the case of overnight courier services, one Business Day after delivery to the overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Lender in any instance shall entitle Borrower to notice or demand in any other instance.

     19.2. AMENDMENTS, WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender; provided, however, that any such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any instance shall entitle Borrower to any other or further notice or demand in another similar or different instance. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

     19.3. RIGHTS CUMULATIVE. Each of the rights and remedies of Lender under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

     19.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

     19.5. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     19.6. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     19.7.  GOVERNING LAW; NO THIRD PARTY RIGHTS.  This
     Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     19.8. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     19.9. NO OTHER AGREEMENTS. There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any proposal or Commitment Letter, are merged into the Loan Documents and thereby extinguished.

     19.10. NEGOTIATED TRANSACTION. Borrower and Lender represent each to the others that in the negotiation and drafting of this Agreement and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Lender affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and Lender affirms that its counsel has participated in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by all of Borrower and Lender and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

     19.11. MANDATORY ARBITRATION.

            19.11.1. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement or the other Loan Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc., predecessor in interest to Endispute, Inc., doing business as "J.A.M.S./Endispute" and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

            19.11.2. The arbitration shall be conducted in the St. Louis, Missouri and administered by J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) calendar days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) calendar days.

            19.11.3. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, obtain such provisional or ancillary remedies, or take any other action permitted by law or equity against Borrower or any other Person liable for all or any portion of the Loan Obligations, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement or any of the other Loan Documents. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. No provision herein or in this Agreement or the Loan Documents regarding submission to jurisdiction, choice of forum, jury trial waiver, and/or venue in any court is intended or shall be construed to be in derogation of the provisions herein or therein for arbitration of any controversy or claim.

     19.12. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION
                 ----- --- ----------
     INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEM NECESSARY OR APPROPRIATE, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     19.13. SERVICE OF PROCESS. BORROWER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT LENDER'S OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BORROWER SHALL CAUSE EACH OTHER BORROWER TO AGREE TO THE TERMS OF THIS SECTION.

     19.14. JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE ANY
     RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER SHALL CAUSE EACH OTHER BORROWER TO AGREE TO THE TERMS OF THIS SECTION.

     19.15. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

     19.16. STATUTORY NOTICE. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     19.17. STATUTORY NOTICE-INSURANCE. The following notice is given pursuant to Section 427.120 of the Missouri Revised
     Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE

     COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.


              [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers on April
22, 1998.



                      FALCON PRODUCTS, INC.

                      By:         /s/ Michael Dreller
                                  -----------------------------------
                      Print Name: MICHAEL DRELLER
                                  -----------------------------------
                      Title:
                                  -----------------------------------


                      FALCON HOLDINGS, INC.

                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      President
                                  -----------------------------------


                      FALCON DE JUAREZ, S.A. DE C.V.


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------


                      FUNDUCIONES TECHNICAS, S.A.


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------


                      FALCON DE BAJA CALIFORNIA, S.A. DE C.V.


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------


                      FALCON MIMON, A.S., formerly known as MITON, a.s.


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------

                      HOWE FURNITURE CORPORATION


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      CEO
                                  -----------------------------------


                      JOHNSON INDUSTRIES, INC.


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      President
                                  -----------------------------------


                      HOWE EUROPE A/S


                      By:         /s/ Darryl C. Rosser
                                  -----------------------------------
                      Print Name: DARRYL C. ROSSER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------


                      FALCON PRODUCTS (SHENZHEN) LIMITED, also known as Falcon Products China, Limited


                      By:         /s/ Michael J. Dreller
                                  ------------------------------------
                      Print Name: MICHAEL J. DRELLER
                                  -----------------------------------
                      Title:      Director
                                  -----------------------------------

                      Notice Address for all Borrowers:
                      --------------------------------

                      Falcon Products, Inc.
                      9387 Dielman Industrial Drive
                      St. Louis, Missouri 63132
                      Attn: Michael J. Dreller, Chief Financial Officer FAX No.: 314-991-9295
                      Confirming Telephone No.: 314-991-9204

                           with a copy to:
                           --------------

                      Robert Wexler, Esq.
                      Gallop, Johnson & Neuman, L.C.
                      101 South Hanley Road
                      St. Louis, Missouri 63105
                      FAX No.: 314-862-1219
                      Confirming Telephone No.: 314-862-1200



                      NATIONSBANK, N.A.

                      By:         /s/ Jeffrey S. Potts
                                  -----------------------------------
                      Print Name: JEFFREY S. POTTS
                                  -----------------------------------
                      Title:      SENIOR VICE PRESIDENT
                                  -----------------------------------

                      Notice Address for Lender:
                      -------------------------

                      NationsBank, N.A.
                      One NationsBank Plaza
                      800 Market Street
                      St. Louis, Missouri 63101
                      Attention: Jeffrey S. Potts
                      FAX No.: 314-466-6744
                      Confirming Telephone No.: 314-466-6061

                           with a copy to:
                           --------------

                      Lewis, Rice & Fingersh, L.C.
                      500 North Broadway, Suite 2000
                      St. Louis, Missouri 63102
                      Attention:  Steven C. Drapekin, Esq.
                      FAX No.: 314-241-6056
                      Confirming Telephone No.: 314-444-7600

                       EXHIBIT 2.1

           GLOSSARY AND INDEX OF DEFINED TERMS


ACCOUNT -- as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

ACCOUNT DEBTOR -- the obligor on any Account.

ACQUIRING COMPANY -- the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

ADJUSTED EURODOLLAR RATE -- the rate of interest defined in Section 4.

ADJUSTED EURODOLLAR BASE RATE -- for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) the result of subtracting from one the Reserve Requirement for such Eurodollar Loan for such Interest Period expressed as a decimal.

ADVANCE -- a Revolving Loan Advance.

ADVANCE DATE -- the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFILIATE -- with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and
(b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities or partnership interests having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

ASBESTOS MATERIAL -- either asbestos or asbestos-containing materials.

BENEFICIAL OWNER -- as defined in Rule 13-D-3 of the Securities and Exchange Commission.

BORROWING OFFICER -- each individual of Borrower who is duly authorized by Borrower to submit a request for an Advance on behalf of Borrower.

BUSINESS DAY -- a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Missouri.

CAPITAL EXPENDITURE -- an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.


                                    2.1-i

The original capitalized amount of all Capital Leases shall be taken into account during the applicable calculation period in which such Capital Leases were entered.

CAPITAL LEASE -- any lease that has been or should be capitalized under GAAP.

CHARTER DOCUMENTS -- the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

COBRA -- the Consolidated Omnibus Budget Reconciliation Act.

CODE -- the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

COMMITMENT -- the Revolving Loan Commitment of Lender.

COMMONLY CONTROLLED ENTITY -- a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

CONTRACT -- any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

DEFAULT -- any of the events listed in Section 14.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

DEFAULT RATE -- the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in
Section 4.6.

DISCLOSURE SCHEDULE -- the disclosure schedule of Borrower attached hereto as Exhibit 11.

DOL -- the United States Department of Labor.

DOLLARS and the sign $ -- lawful money of the United States.

EBITDA -- defined in Section 13.1.

EFFECTIVE DATE -- the date when this Agreement is effective as provided in Section 1.

EMPLOYMENT LAW -- ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

ENVIRONMENTAL LAW -- the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability
Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous
Material.

EPA -- the United States Environmental Protection Agency.

ERISA -- the Employee Retirement Income Security Act of 1974.


                                    2.1-ii

ERISA AFFILIATE -- as to any Person, any trade or business
(irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under "414(b), (c), (m) or (o) of the Code or applicable
Treasury Regulations.

EURODOLAR ADVANCEe -- an Advance that will become a Eurodollar Loan.

EURODOLLAR LOAN -- any portion of a Loan on which interest accrues at the Adjusted Eurodollar Rate.

EURODOLLAR RATE -- the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Lender appearing, in the case of a Eurodollar Loan denominated in Dollars, on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate for a Eurodollar Loan denominated in dollars is not available, the term Eurodollar Rate shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

EVENT OF DEFAULT -- any of the events listed in Section 14.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

EXECUTION DATE -- the date when this Agreement has been executed.

EXISTING DEFAULT -- an Event of Default which has occurred and is continuing, which has not been waived in writing by Lender.

FEDERAL FUNDS RATE -- the per annum interest rate so designated from time to time as the Federal Funds Rate by Lender, which is only a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Lender or the actual cost of funds of Lender or that Lender may obtain from the Federal Reserve Bank or any member of the Federal Reserve.

FEDERAL FUNDS RATE ADVANCE -- an Advance that will become a Federal Funds Rate Loan.

FEDERAL FUNDS RATE LOAN -- any portion of a Loan on which interest accrues at the Federal Funds Rate.

FINANCIAL STATEMENTS -- the most recent of the Initial Financial
Statements and the financial statements of Borrower required to be furnished to Lender under Section 11.13 of this Agreement.

FRB -- the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

GAAP -- those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.


                                    2.1-iii

GOVERNMENTAL AUTHORITY -- the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

HAZARDOUS MATERIAL -- any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law or regulation), including Asbestos Material. Hazardous Material does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or Asbestos Material which is not friable.

INDEBTEDNESS -- as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person;
(vi) to make any payment or contribution to a Multi-Employer Plan;
(vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. Indebtedness also includes any other Obligation that either (i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

INDIRECT OBLIGATION -- as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and
(d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term Indirect Obligation does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INITIAL FINANCIAL STATEMENTS -- the financial statements, including the pro-forma financial statements, of Borrower referred to in
Section 8.1.2.

INTEREST HEDGE OBLIGATION -- any obligations of Borrower to Lender under an agreement or agreements between Borrower and Lender under which the exposure of Borrower to fluctuations in interest rates is


                                    2.1-iv
effectively limited, whether in the form of one or more interest rate cap, collar, or corridor agreements, interest rate swaps, or the like, or options therefor.

INTEREST PERIOD -- the period during which a particular Adjusted
Eurodollar Rate applies to a Eurodollar Loan, as selected by Borrower as provided in Section 4.1.

INVENTORY -- goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

INVESTMENT -- (a) a loan or advance of money or property to a Person,
(b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS -- the Internal Revenue Service.

LAW -- any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER -- is defined in the Preamble of this Agreement.

LENDING OFFICE -- the Lender set forth on the signature page hereto, or such other address or wire instructions as Lender may designate from time to time by notice to Borrower in accordance with the terms of Section 19.1.

LOAN -- a Revolving Loan.

LOAN DOCUMENTS -- this Agreement, the Notes, and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

LOAN OBLIGATIONS -- all of Borrower's Indebtedness owing to Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower, and all other Obligations and liabilities of Borrower to Lender under the Loan Documents and all Interest Hedge Obligations (in each cased including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Lender, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and/or Lender in the Loan Documents.

MATERIAL ADVERSE EFFECT -- as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of all of the Borrowers taken as a whole, or the value of property of all of the Borrowers taken as a whole, or the ability of the Borrowers, taken as a whole, to timely pay or perform the Borrower's Obligations generally, or to Lender specifically.


                                    2.1-v

MATERIAL AGREEMENT -- as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect on such Person, or any Borrower, and with respect to the Borrower, and the Loan Documents.

MATERIAL LAW -- any separately enforceable provision of a Law whose violation by a Person has or is reasonably likely to have a Material Adverse Effect with respect to such Person or any Borrower.

MATERIAL LICENSE -- (i) as to any Borrower, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Borrower has or is reasonably likely to have a Material Adverse Effect with respect to such Borrower or any other Borrower and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION -- as to any Person, an Obligation of such Person which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect on such Person or any Borrower.

MATERIAL PROCEEDING -- any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Borrower as a party or any property of Borrower and has or is reasonably likely to have a Material Adverse Effect on a Borrower if adversely determined,
(ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents,
(iii) which involves the actual or alleged breach or violation by a Borrower of, or default by a Borrower under, any Material Agreement and has or is reasonably likely to have a Material Adverse Effect on a Borrower, or (iv) which involves the actual or alleged violation by a Borrower of any Material Law and has or is reasonably likely to have a Material Adverse Effect on a Borrower.

MATURITY -- as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MULTI-EMPLOYER PLAN -- a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

NOTE -- any Revolving Note .

OBLIGATION -- as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

PBGC -- the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN -- any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans, in each case in respect of which a Borrower or a Commonly Controlled Entity of such Borrower is an "employer" as defined in Section 3(5) of ERISA.


                                    2.1-vi

PERMITTED ACQUISITION -- any acquisition which is permitted by Section
12.17.

PERMITTED INDEBTEDNESS -- Indebtedness that Borrower is permitted under
Section 12.2 to incur, assume, or allow to exist.

PERMITTED INDIRECT OBLIGATIONS -- Indirect Obligations that Borrower is permitted under Section 12.6 to create, incur, assume, or allow to exist.

PERMITTED INVESTMENTS -- Investments that Borrower is permitted under
Section 12.1 to make in other Persons.

PERMITTED SECURITY INTERESTS -- Security Interests that Borrower is permitted under Section 12.3 to create, incur, assume, or allow to exist.

PERSON -- any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

PRIME RATE -- the per annum interest rate so designated from time to time as the Prime Rate by Lender, which is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Lender.

PRIME RATE ADVANCE -- an Advance that will become a Prime Rate Loan.

PRIME RATE LOAN -- any portion of a Loan on which interest accrues at the Prime Rate.

QUALIFIED FINANCIAL INSTITUTION -- is any commercial bank chartered under the laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000.

REGULATION D, REGULATION G, AND REGULATION U -- respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation
U issued by the FRB.

REPORTABLE EVENT -- a reportable event as defined in Title IV of ERISA or the regulations thereunder.

RESPONSIBLE OFFICER -- as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, or the Secretary (provided, however, that for all Borrowers other than Falcon Products, Inc. neither the Treasurer nor the Secretary shall be deemed to be a Responsible Officer) as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

REVOLVING LOAN -- Lender's aggregate Revolving Loan Advances.

REVOLVING LOAN ADVANCE -- an advance by Lender under the Revolving Loan Commitment.

REVOLVING LOAN COMMITMENT -- the commitment of Lender as stated in
Section 3.1.1. to fund Revolving Advances.


                                    2.1-vii

REVOLVING LOAN MATURITY DATE --  April 22, 2000.

REVOLVING NOTE -- any note delivered to Lender as required by
Section 3.1.3 to evidence Borrower's obligation to repay Lender's
Revolving Loan.

SECURITY INTEREST -- as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or an Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

SOLVENT -- as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or
Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or
Section 428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 428.024 of the Missouri Revised
Statutes.

SUBSIDIARY -- as to any Person, a corporation, limited liability company, trust or partnership with respect to which more than 20% of the outstanding shares of stock, membership interests, partnership interests or trustee powers having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

TAX -- as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

THIS AGREEMENT -- this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

TOTAL FUNDED INDEBTEDNESS -- defined in Section 13.1.

UCC -- the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

UNITED STATES -- when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

WELFARE BENEFIT PLAN -- any plan described by Section 3(1) of ERISA.



                                    2.1-viii

                       EXHIBIT 7.7
                       -----------

        FORM OF REQUEST FOR REVOLVING LOAN ADVANCE




NationsBank, N.A.
One NationsBank Plaza
800 North Market Street
St. Louis, Missouri 63101
Attn.: Jeffrey S. Potts

Re:  Loan Agreement effective April 22, 1998 between Falcon
     Products, Inc. and its Subsidiaries. ("Borrower) and
     NationsBank, N.A. ("Lender"), as it may be amended, modified, restated or replaced from time to time (the "Loan Agreement")

Attention:

Ladies and Gentlemen:

     The undersigned is the authorized Borrowing Officer and, as such is authorized to make and deliver this Advance Request pursuant to Section 6.7 of the Loan Agreement. All capitalized words used herein that are defined in the Loan Agreement have the meanings defined in the Loan Agreement.

     Borrower hereby requests that Lender make a Revolving Loan Advance of $------- to Borrower under the terms of the Loan Agreement on ---------------. Of the requested Revolving Loan Advance, $<-> is to be a Eurodollar Advance, $<-> is to be a Prime Rate Advance, and $<-> is to be a Federal Funds Rate Advance. The Interest Period for the portion that is a Eurodollar Advance is ------ months. The proceeds of the Advance should be deposited --------------------, .

     The undersigned hereby certifies on behalf of Borrower that:

     (i)      There is no Existing Default.

     (ii)     The representations and warranties of Borrower in
              Section 9 of the Loan Agreement are true as if made on the date hereof (except only for the matters described on the attachment hereto, which if satisfactory to Lender as provided in the Loan Agreement, will become Attachment <--> to the Disclosure Schedule). Borrower understands that the attachment hereto will not be deemed attached to the Disclosure Schedule, and the conditions precedent to the making of the requested Revolving Loan Advance in
              Section 8.2 of the Loan Agreement will not be deemed satisfied, unless and until Lender notifies Borrower that the matters described in the attachment hereto are satisfactory to them).

     (iii) The amount of the requested Revolving Loan Advance will not, when added to the current amount of the Aggregate Revolving Loan, exceed the Revolving Loan
              Commitment.

     (iv) All conditions precedent under Section 8.2 of the Loan Agreement have been satisfied, (subject to Lender's giving Borrower notice that the matters described in the attachment hereto are satisfactory to them).


                                    7.7-i

     Executed this ---- day of ---------------, -----.

                                      FALCON PRODUCTS, INC., ON
                                      BEHALF OF ITSELF AND THE OTHER
                                      BORROWERS


                                      By:
                                          --------------------------------
                                      Title:
                                            ------------------------------




                                    7.7-ii

                           EXHIBIT 8.1.1
                           -------------

                 DOCUMENTS AND REQUIREMENTS LIST

1.   Loan Agreement.

2.   $20,000,000 Revolving Note.

3. Opinion of Counsel to Borrower, in form and substance attached hereto and otherwise satisfactory to Lender.

4.   Initial Financial Statements and Pro-Formas.

5. Certificates of Insurance, evidencing liability, casualty, and business interruption insurance, in the name of Borrower, reflecting Lender, and its successors and assigns, as primary additional insured.

6. Secretary's Certificate for each of the following (to include certified articles of incorporation, certified bylaws, certified resolutions, and certificate of incumbency):

     Falcon Products, Inc.
     Falcon Holdings, Inc.
     Falcon de Juarez, S.A. de C.V.
     Funduciones Technicas, S.A.
     Falcon De Baja California, S.A. de C.V.
     Falcon Mimon, a.s.
     Howe Furniture Corporation
     Johnson Industries, Inc.
     Howe Europe A/S
     Falcon Products  (Shenzhen) Limited

7.   Solvency Certificate executed by each of the following:

     Falcon Products, Inc.
     Falcon Holdings, Inc.
     Falcon de Juarez, S.A. de C.V.
     Funduciones Technicas, S.A.
     Falcon De Baja California, S.A. de C.V.
     Falcon Mimon, a.s.
     Howe Furniture Corporation



                                    8.1.1-i

     Johnson Industries, Inc.
     Howe Europe A/S
     Falcon Products  (Shenzhen) Limited

8. Good Standing Certificates or Fictitious Name Registrations for each from the jurisdiction of incorporation for each of the following:

     Falcon Products, Inc.
     Falcon Holdings, Inc.
     Falcon de Juarez, S.A. de C.V.
     Funduciones Technicas, S.A.
     Falcon De Baja California, S.A. de C.V.
     Falcon Mimon, a.s.
     Howe Furniture Corporation
     Johnson Industries, Inc.
     Howe Europe A/S
     Falcon Products  (Shenzhen) Limited

9. UCC search results regarding the following Borrowers from filing officers for the following jurisdictions:

           Falcon Products, Inc.
           ---------------------

           Arkansas Secretary of State
           California Secretary of State
           Delaware Secretary of State
           Illinois Secretary of State
           Indiana Secretary of State
           Michigan Secretary of State
           Minnesota Secretary of State
           Mississippi Secretary of State
           Missouri Secretary of State
           St. Louis County Recorder of Deeds (tax and judgment lien searches will also be ordered)
           New York Secretary of State
           Ohio Secretary of State
           Tennessee Secretary of State
           Washington, D.C.

           Falcon Products of California, Inc.
           -----------------------------------

           California Secretary of State
           Delaware Secretary of State

10. Evidence of termination of UCC-1 financing statements filed against Howe Furniture Corporation with the Connecticut Secretary of State and against Johnson Industries, Inc. with the Illinois Secretary of State, the Cook County, Illinois Recorder of Deeds, and the Kane County, Illinois Recorder of Deeds.



                                    8.1.1-ii

                            EXHIBIT 11
                            ----------

                 DISCLOSURE SCHEDULE OF BORROWER





                                    11-i

                         EXHIBIT 13.14
                         -------------

               FORM OF COMPLIANCE CERTIFICATE

TO:  NATIONSBANK, N.A.

This Compliance Certificate is furnished pursuant to that certain Loan Agreement by and between Falcon Products, Inc. and its Subsidiaries ("Borrower") and NationsBank, N.A. ("Lender"), effective April 22, 1998 (as the same may be amended, modified, restated or replaced from time to time, the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

           1. I am the duly elected Chief Financial Officer of Borrower and am authorized to provide this Certificate on behalf of Borrower pursuant to the Loan Agreement.

           2. I have reviewed the terms of the Loan Agreement and the Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower during the accounting period covered by the attached Financial Statements.

           3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Default or Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrower contained in the Loan Agreement and other Loan Documents are true and correct.

           4. [Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended ----------, which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

                      [Use for quarterly financial statements:
                      Schedule I attached hereto contains the
                      Financial Statements for Borrower for the fiscal quarter ended ----------, which are complete and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

           5. Borrower is in compliance with all of the covenants in the Loan Agreement, including the financial covenants in Section 13, and
                      Schedule II attached hereto contains
                      calculations based on Borrower's financial statements and other financial records that show Borrower's


                                    13.14-i
                      compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is executed and delivered this ----- day of ------------------------.


FALCON PRODUCTS, INC., on behalf of
itself and each of its Subsidiaries


----------------------------------------
Print Name:
           -----------------------------
Title:
      ----------------------------------


Schedule I - Financial Statements
Schedule II - Financial Covenant Calculations




                                    13.14-ii

             SCHEDULE I TO COMPLIANCE CERTIFICATE
             ------------------------------------

              See current Financial Statements.


           SCHEDULE II TO COMPLIANCE CERTIFICATE
           -------------------------------------

     All calculations done in accordance with GAAP on a consolidated basis, in accordance with the provisions of the Loan Agreement and based on the period ended ------------------. Any inconsistencies between the descriptions of the items set forth in this Schedule II and the terms of any of Sections 13.1 through 13.2 shall be resolved in favor of the terms set forth in Sections 13.1 through 13.2. Reference should be made to Sections 13.1 through
13.2 of the Loan Agreement for more specific instructions regarding the calculation periods and how the components of the financial covenants should be calculated.

I.   EBITDA (for preceding 12 month period):
           (i)     Net Income                                                            $---------
           (ii)    Federal, State and Local Income
                   Tax expense paid or accrued for as a liability                        $---------
           (iii)   Interest Expense                                                      $---------
           (iv)    Depreciation and amortization
                     expense                                                             $---------
           (v)     Loss on asset sales & dispositions                                    $---------
           (vi)    Extraordinary losses                                                  $---------
           (vii)   Sum of Items (i), (ii), (iii),
                   (iv), (v), and (vi)                                                   $---------
           (viii)  Extraordinary income/gain                                             $---------
           (ix)    Gain on asset sales & dispositions                                    $---------
           (x)     Item (vii) minus the sum of Items
                   (viii) and (ix)--EBITDA                                               $---------

II.  MAXIMUM LEVERAGE RATIO (SECTION 13.2)
     A.    Total Funded Indebtedness                                                     $---------

     B.    EBITDA for preceding 12 months, per Item I                                    $---------

     C.    Ratio of Item A to Item B                                                      ---------

     D.    Maximum Leverage Ratio permitted by Section 13.2                            2.00 to 1.00


                                    Schedule i

III. TOTAL LIABILITIES TO TANGIBLE NET WORTH (SECTION 13.3)
     A.    Total Liabilities                                                             $---------

     B.    Tangible Net Worth                                                            $---------

     C.    Ratio of Item A to Item B                                                      ---------

     D.    Maximum ratio of Total Liabilities to
           Tangible Net Worth permitted by Section 13.3                                1.00 to 1.00


IV.  MINIMUM CURRENT RATIO (SECTION 13.4)
     A.    Current Assets                                                              $-----------

     B.    Current Liabilities                                                         $-----------

     C.    Ratio of Item A to Item B                                                    -----------

     D.    Minimum Ratio required by Section 13.4.                                     2.25 to 1.00



                                    Schedule ii